                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Network Imaging Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                      [NETWORK IMAGING CORPORATION LOGO]

                          NETWORK IMAGING CORPORATION
                             500 HUNTMAR PARK DRIVE
                            HERNDON, VIRGINIA 20170

                                                                 October 1, 1997

Dear Stockholders:

     It is my pleasure to invite you to a Special Meeting of Stockholders of Network Imaging Corporation to be held on Monday, November 17, 1997 at 9:00 a.m., at the Hidden Creek Club, 1711 Clubhouse Road, Reston, Virginia.

     Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the Special Meeting. You are accordingly urged to complete, sign, date and return your proxy promptly in the enclosed envelope. Your return of a proxy in advance will not affect your right to vote in person at the Special Meeting.

     I hope that you will attend the Special Meeting. The officers and directors of the Company look forward to seeing you at that time.

                                          Very truly yours,

                                          /s/ JAMES J. LETO

                                          JAMES J. LETO
                                          President and Chief Executive Officer

                      [NETWORK IMAGING CORPORATION LOGO]

                          NETWORK IMAGING CORPORATION
                             500 HUNTMAR PARK DRIVE
                            HERNDON, VIRGINIA 20170
                            ------------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           MONDAY, NOVEMBER 17, 1997
                            ------------------------

To our Stockholders:

     A Special Meeting of Stockholders (the "Meeting") of Network Imaging Corporation (the "Company") will be held on Monday, November 17, 1997 at 9:00 a.m. at the Hidden Creek Club, 1711 Clubhouse Road, Reston, Virginia for the following purposes:

     1. To approve the issuance of shares of the Company's Common Stock, $0.0001 par value per share ("Common Stock"), issuable in connection with the Company's Series K Convertible Preferred Stock ("Series K Stock"), on exercise of warrants to purchase shares of Common Stock at on exercise price of $2.40 per share ("Investor Warrants") and on exercise of warrants to purchase shares of Common Stock at an exercise price of $1.625 per share ("Agent Warrants") under Nasdaq Rule 4460(i)(1)(D);

     2. To approve the issuance of shares of Common Stock issuable in connection with the Company's 8% Convertible Notes due July 8, 2002 in aggregate principal amount of $1.8 million ("Convertible Notes") and on exercise of the warrants to purchase 36,000 shares of Common Stock at an exercise price of $1.875 per share issued in connection with the Convertible Notes ("Note Warrants") under Nasdaq Rule 4460(i)(1)(D);

     3. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000; and

     4. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     Holders of record of Common Stock at the close of business on September 24, 1997 are entitled to receive notice of and to vote at the Meeting.

     You are invited to attend the Meeting. Please carefully read the attached Proxy Statement for information regarding the matters to be considered and acted upon at the Meeting. We hope that you will attend the Meeting.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN POSTAGE-PAID ENVELOPE. No postage needs to be affixed to the return envelope if mailed in the United States. If you attend the Meeting, you may withdraw your proxy and vote in person.

                                      By Order of the Board of Directors

                                      /s/ JULIA A. BOWEN
                                      JULIA A. BOWEN
                                      Vice President, General Counsel and
                                      Assistant Secretary
Herndon, Virginia
October 1, 1997

                          NETWORK IMAGING CORPORATION
                             500 HUNTMAR PARK DRIVE
                            HERNDON, VIRGINIA 20170

                            ------------------------

                                PROXY STATEMENT

     The Proxy Statement and the accompanying Notice of Special Meeting of Stockholders and Proxy Card are being furnished in connection with the solicitation by the Board of Directors ("Board") of Network Imaging Corporation ("Company") of proxies to be voted at a Special Meeting of Stockholders scheduled to be held on Monday, November 17, 1997 at 9:00 a.m. at the Hidden Creek Club, 1711 Clubhouse Road, Reston, Virginia, and any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the enclosed Proxy Card are being furnished on or about October 1, 1997, to all holders of record of the Company's Common Stock, $0.0001 par value per share (the "Common Stock"), as of the close of business on September 24, 1997.

     At the Meeting, stockholders will vote on proposals to (1) approve the issuance of shares of Common Stock issuable in connection with the Company's Series K Convertible Preferred Stock ("Series K Stock"), on exercise of warrants to purchase shares of Common Stock at an exercise price of $2.40 per share ("Investor Warrants") and on exercise of warrants to purchase shares of Common Stock at an exercise price of $1.625 per share ("Agent Warrants") under Nasdaq Rule 4460(i)(1)(D), (2) approve the issuance of shares of Common Stock issuable in connection with the Company's 8% Convertible Notes due July 8, 2002 in aggregate principal amount of $1.8 million ("Convertible Notes") and on exercise of warrants to purchase 36,000 shares of Common Stock at an exercise price of $1.875 per share issued in connection with the Convertible Notes ("Note Warrants") under Nasdaq Rule 4460(i)(1)(D), and (3) amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000.

                       VOTING SECURITIES AND RECORD DATE

     The Board has fixed the close of business on September 24, 1997 as the record date ("Record Date") for determination of holders of Common Stock entitled to notice of and to vote at the Meeting. As of the Record Date, there were 25,865,809 shares of Common Stock issued and outstanding and there were no other voting securities of the Company outstanding. Each outstanding share of Common Stock entitles the record holder thereof to one vote. Under Delaware law, shares represented at the Meeting (either by properly executed proxy or in person) that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions as to a Proposal will have the same effect as votes against the proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of a proposal (and therefore will reduce the absolute number -- although not the percentage -- of votes needed for approval) and will not be counted as votes for or against the proposals. Under the New York Stock Exchange Rules, brokers will not have discretionary voting authority to vote on Proposals 1, 2 or 3, and may not vote for Proposals 1, 2 or 3 without receiving instructions from the beneficial owners of shares.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Holders of Common Stock of record on the Record Date may vote at the Meeting in person or by means of the enclosed Proxy Card. You may specify your voting choices by marking the appropriate boxes on the Proxy Card. The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to or at the Meeting, will be voted in accordance with the instructions specified thereon. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted by the proxy holders FOR Proposals 1, 2 and 3.

     The Board encourages you to complete and return the Proxy Card even if you expect to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting by giving written notice of revocation to the Secretary of the Company, by submission of a proxy bearing a later date or by attending the Meeting and voting in person.

     The proxy holders, James J. Leto and Jorge R. Forgues, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by stockholders. The Proxy Card also authorizes the proxy holders to vote the shares represented with respect to any matters not known at the time this Proxy Statement was printed that may properly be presented for consideration at the Meeting. YOU MUST RETURN A SIGNED PROXY CARD IF YOU WANT THE PROXY HOLDERS TO VOTE YOUR SHARES OF COMMON STOCK.

     The cost of preparing, assembling and mailing this proxy soliciting material and Notice of Special Meeting of Stockholders will be paid by the Company. Following the mailing of proxy solicitation materials, proxies may be solicited by directors, officers and regular employees of the Company and its subsidiaries personally, by mail, telephone, telecopier or by personal solicitation, for which they will receive no additional compensation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares of Common Stock for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies. Brokerage houses and other nominees, fiduciaries, and custodians nominally holding shares of Common Stock as of the Record Date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses. All expenses for soliciting proxies will be paid by the Company. The Company has retained Georgeson & Company, Inc., Wall Street Plaza, New York, New York 10005, to aid in the solicitation of proxies, for a fee of $15,000, plus reasonable out-of-pocket expenses. Proxies may be solicited by personal interview, mail, and telephone.

                 OWNERSHIP OF NETWORK IMAGING CORPORATION STOCK

     The following table sets forth certain information, as of September 2, 1997, with respect to the beneficial ownership of shares of Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) certain of the Company's executive officers; and (iv) all executive officers and directors as a group. Except as indicated in the footnotes to the table, persons named in the table have sole voting and investment power with respect to all shares of Common Stock that they respectively own beneficially.

     The address of each person who is an executive officer or director of the Company is 500 Huntmar Park Drive, Herndon, Virginia 20170.

                                                                   NUMBER OF SHARES       PERCENT
               NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIALLY OWNED(1)    OF CLASS
    ----------------------------------------------------------   ---------------------    --------
    Fred E. Kassner(2)........................................         2,085,597             8.3
    Robert P. Bernardi(3).....................................         1,745,825             7.0
    James J. Leto(4)..........................................           126,267             0.5
    Robert M. Sterling, Jr.(5)................................         1,926,825             7.7
    Mark T. Wasilko(6)........................................            43,750             0.2
    John F. Burton............................................                 0              *
    C. Alan Peyser(7).........................................            21,500              *
    Robert Ripp(8)............................................            22,088              *
    Russell D. Hale(9)........................................           125,000             0.5
    Brian H. Hajost(10).......................................            14,504              *
    Directors and executive officers as a group (9 persons)...         2,147,775             8.5

---------------
  *  Less than 1% of the outstanding Common Stock.

 (1) Under applicable rules of the Securities and Exchange Commission (the "SEC"), a person is deemed to be the beneficial owner of share of Common Stock if, among other things, he or she directly or indirectly has or shares voting power or investment power with respect to such shares. A person is also considered to beneficially own shares of Common Stock that he or she does not actually own but has the right to acquire presently or within the next sixty (60) days, by exercise of stock options or otherwise.

 (2) The address of Mr. Kassner is 69 Spring Street, Ramsey, New Jersey 07446. Of the total shares shown, Mr. Kassner has shared voting and dispositive power with respect to 1,207,857 shares, including 80,000 shares underlying a warrant, held by Liberty Travel, Inc. of which Mr. Kassner is an officer, director, and stockholder. Of the shares reported as being held directly by Mr. Kassner, 154,000 are issuable upon the exercise of a warrant.

 (3) Includes 1,348,325 shares issuable upon exercise of options.

 (4) Includes 110,000 shares issuable upon exercise of options.

 (5) Includes 1,348,325 shares issuable upon exercise of options and 96,000 shares issuable upon exercise of Redeemable Common Stock Purchase Warrants.

 (6) All shares are issuable upon exercise of options.

 (7) Includes 12,500 shares issuable upon exercise of options.

 (8) Includes 17,088 shares issuable upon exercise of options.

 (9) All shares are issuable upon exercise of options.

(10) Includes 12,500 shares issuable upon exercise of options.

                   PROPOSAL NUMBER 1 -- APPROVAL TO ELIMINATE
                 THE RESTRICTION ON THE NUMBER OF COMMON SHARES
                 ISSUABLE IN CONNECTION WITH THE SERIES K STOCK
        AND ON EXERCISE OF THE INVESTOR WARRANTS AND THE AGENT WARRANTS

     On July 28, 1997, the Company issued 3,300 units ("Units") consisting of
(1) one share of Series K Stock and (2) warrants to purchase 75 shares of Common Stock at an exercise price of $2.40 per share. Accordingly, on July 28, 1997, the Company issued 3,300 shares of Series K Stock and Investor Warrants to purchase 247,500 shares of Common Stock. As a result of the issuance of 3,300 Units, the Company issued to The Zanett Securities Corporation ("Zanett"), for its services as placement agent, Agent Warrants to purchase 162,462 shares of Common Stock at an exercise price of $1.625 per share. The Investor Warrants and the Agent Warrants expire on July 27, 2002. The rights, preferences and privileges of the Series K Stock are set forth in a Certificate of Designations, Preferences and Rights of Series K Convertible Preferred Stock (the "Series K Certificate"), as filed with the Secretary of State of the State of Delaware. The Series K Certificate is annexed as Appendix A to this Proxy Statement and the following summary of the terms of the Series K Stock is qualified in its entirety by reference to the Series K Certificate. The terms of the Series K Stock, the Investor Warrants and the Agent Warrants were determined by the Board.

     Pursuant to the terms of the Securities Purchase Agreement dated as of July 28, 1997 ("Securities Purchase Agreement") among the Company and the purchasers of the Units ("Purchasers"), the Purchasers are required to purchase 3,000 additional Units if the Company achieves certain performance milestones and satisfies certain other conditions and the Purchasers have the option to purchase an additional 4,700 Units, at two and possibly three additional closings. Under the Placement Agency Agreement dated July 2, 1997 between the Company and Zanett, the Company is obligated to issue additional Agent Warrants to Zanett to purchase such number of shares of Common Stock as is equal to 8% of the quotient obtained by dividing the aggregate purchase price of the shares of Series K Stock and Investor Warrants issued to the Purchasers at such additional closings divided by the initial exercise price of the Agent Warrants ($1.625 per share).

     The net proceeds of the 3,300 Units ($2.9 million) have been, and the net proceeds of any additional issuance of Units will be, used for working capital and general corporate purposes.

     Under the Registration Rights Agreement dated as of July 28, 1997 among the Company, the Purchasers and Zanett ("Registration Rights Agreement"), the Company has granted each Purchaser and Zanett registration rights, whereby the Company is obligated to file a registration statement with the Securities and Exchange Commission ("SEC") as soon as practicable after each closing, but in no event later than the 60th day following each such closing, registering at least 135% of the shares of Common Stock issuable on conversion of, and as dividends on, the Series K Stock and on exercise of the Investor Warrants and the Agent Warrants. This registration statement has been filed with, but has not been declared effective by, the SEC. Until such time as such registration statements are declared effective by the SEC, the holders of the Series K Stock ("Holders") and the holders the Investor Warrants and the Agent Warrants may not transfer such securities or the Common Stock issuable in connection therewith unless they comply with an exemption from such registration requirements.

CONVERSION RIGHTS

     Each share of Series K Stock is convertible at the option of the Holder into the number of shares of Common Stock determined by dividing the initial purchase price of $1,000 by the "Conversion Price," which is the lesser of (a) the Fixed Conversion Price (which initially is $2.00) and (b) the lowest closing sale price for the Common Stock on any single trading day during the ten trading days immediately preceding the conversion multiplied by the "Conversion Percentage." The "Conversion Percentage" is (a) 105% prior to the 61st day following July 28, 1997 (the "First Closing Date"), (b) 96% for the period between the 61st and the 90th day following the First Closing Date, (c) 85% for the period between the 91st and the 180th day following the First Closing Date, and (d) 81% for the period after the 180th day following the First Closing Date. In the event the Company's Common Stock is no longer designated for quotation on the Nasdaq

National Market ("Nasdaq") and is designated for quotation on the Nasdaq Small Cap Market, the Conversion Percentage for each of the periods set forth above is permanently reduced by 2%.

     If (1) a registration statement described above is not declared effective by the SEC by the 150th day following the date it was required to be filed under the Registration Rights Agreement ("Registration Deadline"), (2) after the registration statement is declared effective by the SEC, sales of the shares of Common Stock registered thereunder cannot be made or (3) the Common Stock is not listed or included for quotation on Nasdaq, the Nasdaq Small Cap Market, the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX"), then each of the Conversion Percentages are permanently reduced. The Conversion Percentages are permanently reduced by an amount equal to the product of (i) 2% and (ii) the sum of (a) the number of months (prorated for partial months) after the Registration Deadline and prior to the date the registration statement is declared effective by the SEC and (b) the number of months (prorated for partial months) that sales cannot be made pursuant to an effective registration statement or the Common Stock is not listed or included for quotation on Nasdaq, the Nasdaq Small Cap Market, the NYSE or the AMEX. There are certain exceptions to this provision set forth in the Registration Rights Agreement. In addition, the aggregate reductions to each of the Conversion Percentages for failure to have the Common Stock listed on Nasdaq, the Nasdaq Small Cap Market, the NYSE or AMEX cannot exceed 10%.

     The Conversion Price is adjusted if there is a stock split, stock dividend, combination, reclassification or similar event with respect to the Common Stock, if certain distributions with respect to shares of Common Stock are made, if certain purchase rights are distributed and in the event of certain mergers, certain consolidations, sale or transfer of all or substantially all of the Company's assets and certain share exchanges.

     If a Holder tenders his or her shares of Series K Stock for conversion and does not receive certificates for all of the shares of Common Stock to which such Holder is entitled (except in certain specified circumstances), then the Fixed Conversion Price is thereafter reduced to the lesser of (1) the then Fixed Conversion Price (prior to the adjustment required by this sentence) and (2) the lowest Conversion Price in effect during the period beginning on the conversion date and ending on the date the shares of Common Stock are delivered to the Holder. If the Company states that it will not deliver freely tradeable shares of Common Stock on conversion of the Series K Stock (other than in circumstances permitted by the Registration Rights Agreement), then the Conversion Price is thereafter reduced to the lowest Conversion Price in effect at any time during the period beginning on the date of the default occurs and ending on the date such default is cured. In addition, certain conversion default payments accrue under Article VI of the Series K Certificate.

     Subject to the provisions regarding the Cap Amount (described below) and provided that all shares of Common Stock issuable on conversion of all outstanding shares of Series K Stock are authorized and reserved for issuance, registered for resale under the Securities Act of 1933, as amended, and are eligible to be traded on the Nasdaq, the NYSE or the AMEX, each share of Series K Stock outstanding on the fourth anniversary of the First Closing Date is automatically converted into Common Stock.

     The Series K Stock has a liquidation preference of $1,000 per share plus the accrued "Premium." The Premium is 7% multiplied $1,000 multiplied by a fraction (1) the numerator is the number of days a share of Series K Stock is outstanding and (2) the denominator of which is 365. The Premium is payable at the time of conversion or redemption in cash or shares of Common Stock.

     The Series K Certificate provides that in no event shall the total number of shares of Common Stock issued upon conversion of the Series K Stock exceed the maximum number of shares of Common Stock that the Company may issue pursuant to Rule 4460(i) of the Nasdaq or any successor rule ("Cap Amount"). The Cap Amount is allocated pro rata among the Holders. See "Nasdaq Rule" below.

     The exercise price of the Investor Warrants and the Agent Warrants (collectively, "Warrants") is adjusted in the event the Company issues, grants or sells any warrants, rights or options (whether or not immediately exercisable) to purchase Common Stock or securities that are convertible into or exchangeable for Common Stock at a price per share that is not based on a percentage of the market price of the Common Stock ("Fixed Price") or that may be converted into or exchanged for Common Stock at a Fixed Price that is less than the then exercise price of such Warrants. In such event, the exercise price of the Warrants is reduced to such Fixed Price and the number of shares issuable on exercise of the Warrants is adjusted so that it equals the number of shares issuable under the Warrants immediately prior to the adjustment multiplied by the per share exercise price prior to the adjustment divided by the exercise price after the adjustment.

     In the event of a stock split, stock dividend, recapitalization, reorganization, reclassification or other subdivision of the Common Stock, the exercise price of the Warrants and the number of shares of Common Stock issuable on exercise of the Warrants are proportionately adjusted. The exercise price of the Warrants and the number of shares issuable on exercise are also adjusted in the event of certain mergers and consolidations, in the event of any sale or conveyance of all or substantially all of the Company's assets, in the event of certain distributions of its assets and in the event the Company distributes certain purchase rights.

DIVIDENDS

     The Series K Stock does not bear dividends and there is no provision for a sinking fund; accordingly, there are no provisions in the Series K Certificate restricting repurchase or redemption of the Series K Stock while there is a dividend or sinking fund arrearage. However, the Premium accrues as noted above.

RANKING

     Shares of Series K Stock rank prior to the Common Stock and any class or series of capital stock created after the creation of the Series K Stock (unless consent of the Holders is obtained as described below under "Voting Rights") and ranks pari passu with any class or series created after the creation of the Series K Stock that specifically states that it ranks pari passu with the Series K Stock and where the Holders have approved the issuance of such securities as described below under "Voting Rights." The Series K Stock ranks junior to the Company's Series A Cumulative Convertible Preferred Stock ("Series A Stock"), Series F-1, F-2, F-3 and F-4 Convertible Preferred Stock and Series H Convertible Preferred Stock ("Series H Stock").

VOTING RIGHTS

     The Series K Stock generally has no voting rights except as otherwise provided by the Delaware General Corporation Law. However, the approval of the holders of a majority of the then outstanding shares of Series K Stock is required to: (1) alter or change the rights, preferences or privileges of the Series K Stock, (2) alter or change the rights, preferences or privileges of any capital stock of the Company so as to adversely affect the Series K Stock, (3) create any new class or series of capital stock ranking prior to or pari passu with the Series K Stock, (4) increase the authorized number of shares of Series K Stock, (5) issue any shares of Series K Stock other than pursuant to the Securities Purchase Agreement, (6) issue any additional shares of any securities ranking senior to the Series K Stock or (7) redeem, or declare or pay a cash dividend or distribution on, any securities junior to the Series K Stock.

     In the event the Holders approve a change described in clause (1) above, a dissenting Holder has the right for a period of 30 days to convert its shares of Series K Stock pursuant to the terms of the Series K Certificate as they existed prior to the change.

     Except in the event of a required conversion at maturity, no Holder is entitled to receive shares of Common Stock on conversion of its Series K Stock to the extent that the sum of (1) the shares of Common Stock owned by such Holder and its affiliates and (2) the shares of Common Stock issuable on conversion of the Series K Stock would result in beneficial ownership by such Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. Beneficial ownership for this purpose is determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended ("1934 Act"). This restriction cannot be amended or deleted unless the holders of a majority of the Common Stock and each Holder approves such amendment or deletion.

REDEMPTION RIGHTS

     In the event the unissued portion of any Holder's Cap Amount is less than 135% of the number of shares of Common Stock then issuable upon conversion of such Holder's Series K Stock and the Company fails to eliminate the prohibitions that have resulted in the existence of the Cap Amount within 90 days, then each Holder may (1) require (with the consent of the holders of 50% of the outstanding shares of Series K Stock) the Company to terminate the listing of the Common Stock on Nasdaq and to cause the Common Stock to be eligible for trading on the Nasdaq Small Cap Market or on the over-the-counter electronic bulletin board, at the option of the requesting Holder, or (2) require the Company to issue Common Stock at a Conversion Price equal to the average of the closing prices of the Common Stock on the five prior trading days. In addition, the Holder has the right to require the Company to redeem for cash at an amount equal to the "Redemption Amount" a portion of the Holder's Series K Stock such that, after giving effect to such purchase, the then unissued portion of the Holder's Cap Amount exceeds 135% of the total number of shares of Common Stock then issuable on conversion of its Series K Stock. The Redemption Amount per share of Series K Stock equals (1) $1,000 plus the accrued Premium plus all conversion default payments required under the Series K Certificate, multiplied by (2) the highest closing price of the Common Stock during the period beginning on the date of the redemption notice and ending on the date of redemption, divided by (3) the Conversion Price in effect on the date of the redemption notice.

     A Holder also has the right to require the Company to redeem its Series K Stock at the Redemption Amount (1) if the Company fails to issue shares of Common Stock on conversion of the Series K Stock other than in certain specified circumstances, (2) if the Common Stock is suspended from trading on any of, or is not listed on at least one of, the NYSE, the AMEX, the Nasdaq or the Nasdaq Small Cap Market for an aggregate of ten trading days in any nine month period,
(3) the registration statement required to be filed under the Registration Rights Agreement is not declared effective by the SEC by January 31, 1998 or cannot be utilized by the Holders for an aggregate of more than 30 days after June 30, 1998, (4) the Company fails to remove any restrictive legend on shares of Common Stock issued on conversion of the Series K Stock when required by the Securities Purchase Agreement or Registration Rights Agreement, (5) the Company states that it will not issue shares of Common Stock to Holders in accordance with the terms of the Series K Certificate (other than in circumstances where other remedies are provided in the Series K Certificate), or (6) the Company shall (a) sell all or substantially all of its assets, (b) merger or consolidate with another entity, or (c) have 50% or more of the voting power of its capital stock owned beneficially by any one person or group within the meaning of
Section 13(d) of the 1934 Act.

     In the event the Company fails to pay any Holder its Redemption Amount, then (1) the Holder is entitled to interest on such amount at the rate of 24% per annum until such Holder's Series K Stock is redeemed and (2) such Holder has the right to require the Company to convert the Redemption Amount plus accrued interest into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date the Holder submitted its redemption notice and ending on the date of conversion.

     The Company has the right to redeem all (but not less than all) of the outstanding Series K Stock (other than shares that are subject to a notice of conversion) at any time when it is not in material violation of its obligations under the Series K Certificate, the Securities Purchase Agreement or the Registration Rights Agreement at the "Optional Redemption Amount." The Company can only exercise this right once. The Optional Redemption Amount per share of Series K Stock is the greater of (1) the sum of the face amount, the accrued Premium and all conversion default payments accrued through the date of redemption and (2) (a) the sum of $1,000, the accrued Premium and all conversion default payments required under the Series K Certificate, multiplied by (b) the volume weighted average sales price of the Common Stock on the trading day immediately preceding the optional redemption notice, divided by (c) the Conversion Price in effect on the date of the optional redemption notice. In the event the Company fails to pay any Holder its Optional Redemption Amount, then
(1) the Holder is entitled to interest on such amount at the rate of 24% per annum until the later of the date such Holder's Series K Stock was to be redeemed or until the Company notifies the Holder that it will not redeem such Holder's Series K Stock and (2) such Holder has the right to require the Company to convert such Holder's Series K Stock into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date the Company elected to redeem such shares and ending on the 20th trading date following the date such Series K Stock was to be redeemed.

NASDAQ RULE

     Rule 4460 of Nasdaq, which is applicable to the Company because the Company's shares of Common Stock are presently included for quotation on the Nasdaq National Market sets forth the corporate governance standards for such securities. Section (i) of Rule 4460 provides:

          (1) Each NNM [Nasdaq National Market] issuer shall require shareholder approval of a plan or arrangement under subparagraph (A) below or, prior to the issuance of designated securities under subparagraph (B), (C) or (D) below:

             . . . (D) in connection with a transaction other than a public offering involving:

             (i) the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or

             (ii) the sale or issuance by the company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

          (2) Exceptions may be made upon application to the Association when:

             (A) the delay in securing stockholder approval would seriously jeopardize the financial viability of the enterprise; and

             (B) reliance by the company on this exception is expressly approved by the Audit Committee of the Board or a comparable body.

          A company relying on this exception must mail to all shareholders not later than ten days before issuance of the securities a letter alerting them to its omission to seek the shareholder approval that would otherwise be required and indicating that the Audit Committee of the Board or a comparable body has expressly approved the exception.

     Nasdaq Rule 4460(i)(1) provides that the limit set forth in subparagraph
(D) does not apply if a company's stockholders approve the issuance of the securities subject to the rule. In the event stockholder approval is not obtained, the Company will be required to redeem the excess shares of Series K Stock as described above.

STOCKHOLDER APPROVAL

     The Board desires to be able to issue shares of Common Stock in connection with the Series K Stock and on exercise of the Investor Warrants and the Agent Warrants (including, without limitation, shares of Common Stock issuable on conversion of and as Premium on Series K Stock and on exercise of Investor Warrants and Agent Warrants that have not been issued as of the date of this Proxy Statement) without regard to the 20% limits of Nasdaq Rule 4460(i)(1)(D). The Board believes it would be in the best interests of the Company if the Company could issue such shares of Common Stock to the Holders rather than being required to redeem the Series K Stock at the required redemption price. See "Redemption Rights" above. The Board believes this provision could result in a forced redemption at a time when the Company might not have, and could not raise, the cash necessary to redeem the shares of Series K Stock. The Board desires to have the ability to retain cash for the use of the Company for other purposes. In addition, the Board believes it is in the best interests of the Company to receive this approval so that it can issue additional Units as required by the terms of the Securities Purchase Agreement and so that it retains the ability to obtain additional financing for the Company when necessary and upon such terms as the Board determines to be advisable. The actual number of shares issuable upon conversion of and as Premium on the Series K Stock and on exercise of the Investor Warrants and the Agent Warrants cannot be determined until the conversion or exercise takes place.

     To date, only 3,300 shares of Series K Stock have been issued. However, under the Securities Purchase Agreement, the Company is obligated to issue an additional 7,700 shares of Series K Stock in certain circumstances. As of September 2, 1997, the Conversion Price was $1.60 per share and the 3,300 shares of Series K Stock (including the Premium accrued through such date) were convertible into 1,664,240 shares of Common Stock. If such additional 7,700 shares of Series K Stock had been outstanding on September 2, 1997, such shares of Series K Stock (including the Premium accrued through such date) would have been convertible into 5,514,240 shares of Common Stock at a Conversion Price of $1.60 per share. If stockholder approval is not obtained (and assuming a Conversion Price of $1.60 per share), the Company would be required to redeem 1,400,000 shares of Common Stock at a redemption price with a discount equal to four to 19% of the current market price if 11,000 shares of Series K Stock were outstanding.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Common Stock present or represented and entitled to vote at the Meeting is required to approve the proposal to eliminate the restriction on the number of shares of Common Stock issuable in connection with the Series K Stock and on exercise the Investor Warrants and the Agent Warrants. An abstention from voting by a stockholder present in person or represented by proxy at the Meeting has the same effect as a vote against the matter.

     THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL TO ELIMINATE THE RESTRICTION ON THE NUMBER OF SHARES ISSUABLE IN CONNECTION WITH THE SERIES K STOCK AND ON EXERCISE OF THE INVESTOR WARRANTS AND THE AGENT WARRANTS.

                   PROPOSAL NUMBER 2 -- APPROVAL TO ELIMINATE
            THE RESTRICTION ON THE NUMBER OF SHARES OF COMMON STOCK
               ISSUABLE IN CONNECTION WITH THE CONVERTIBLE NOTES
                      AND ON EXERCISE OF THE NOTE WARRANTS

     On July 9, 1997, the Company issued the Convertible Notes and the Note Warrants. The net proceeds of the Convertible Notes ($1.8 million) have been used for working capital and general corporate purposes. The Note Warrants expire on July 8, 2000. The terms of the Convertible Notes and the Note Warrants were determined by the Board.

     Interest on the Convertible Notes are payable at a rate of 8% per annum, compounded semi-annually. The Company has the option of paying interest in cash or Common Stock at the redemption or conversion price described below under "Conversion Rights."

     The holders of the Convertible Notes have a security interest in accounts receivable, inventory, the intellectual property of the 1VIEW Software and on the stock of the Company's subsidiary, Dorotech, S.A. The payment of principal, premium, if any, and interest on the Convertible Notes is subordinated to the senior indebtedness of the Company held by Fred E. Kassner who has granted a line of credit to the Company. As of August 31, 1997, the amount of outstanding indebtedness (including accrued and unpaid interest) owed by the Company to Mr. Kassner under this line of credit was $5,036,000.

     Pursuant to the terms of the Convertible Notes, the Company was obligated to file a registration statement with the SEC by the end of September 1997 to register the Common Stock issuable on conversion of the Convertible Notes.

     While the Company does not believe that it is necessary for the stockholders to approve this proposal to eliminate the restriction on the number of shares of Common Stock issuable upon conversion or redemption of the Convertible Notes and on exercise of the Note Warrants, the Company, in an abundance of caution, has elected to seek to approval of the stockholders.

CONVERSION RIGHTS

     The Convertible Notes are convertible into shares of Common Stock 45 days beginning after issue, that forty-fifth day was August 23, 1997, at a conversion price of $1.875 per share.

     The Convertible Notes may not be redeemed prior to October 30, 1997. On or after October 30, 1997, the holders have the right to redeem the Convertible Notes at face value plus accrued interest on one business days' notice to the Company in cash or shares of Common Stock, at the Company's election. On or after October 30, 1997, the Company has the right to redeem the Convertible Notes at face value plus accrued interest on 30 days' notice to the holders in cash or share of Common Stock, at the holders' election. If shares of Common Stock are used, Common Stock is issued at a rate of 90% of the previous 5 trading days average closing bid price on Nasdaq.

     Under no circumstances may more than 5,035,400 shares of Common Stock be issued upon on conversion of or otherwise in connection with the Series K Stock, on conversion or redemption of the Convertible Notes and on exercise of the Investor Warrants, the Agent Warrants and the Note Warrants unless the Company's stockholders vote to increase that number or Nasdaq waives the provisions of Rule 4460(i)(1)(D).

NASDAQ RULE

     Rule 4460 of Nasdaq, which is applicable to the Company because the Company's shares of Common Stock are presently included for quotation on the Nasdaq National Market, sets forth the corporate governance standards for such securities. In the event that the Company is not listed on the Nasdaq National Market, Rule 4460 would still be applicable to the Company if its Common Stock is traded on the Nasdaq Small Cap. See "Nasdaq Rule" under Proposal 1.

STOCKHOLDER APPROVAL

     The Board desires to such be able to issue shares of Common Stock in connection with the Convertible Notes and on exercise of the Note Warrants without regard to the 20% limits of Nasdaq Rule 4460(i)(1)(D). The Board believes it is in the best interests of the Company to receive this approval so that it retains the ability to obtain additional financing for the Company when necessary and upon such terms as the Board determines to be advisable. The actual number of shares issuable upon conversion or redemption of the Convertible Notes cannot be determined until the conversion or redemption takes place.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Common Stock present or represented and entitled to vote at the Meeting is required to approve the proposal to eliminate the restriction on the number of shares of Common Stock issuable upon conversion or redemption of the Convertible Notes and on exercise of the Note Warrants. An abstention from voting by a stockholder present in person or represented by proxy at the Meeting has the same effect as a vote against the matter.

     THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL TO ELIMINATE THE RESTRICTION ON THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH THE CONVERTIBLE NOTES AND ON EXERCISE OF THE NOTE WARRANTS.

         PROPOSAL NUMBER 3 -- AMENDMENT TO CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board has recommended, by a unanimous vote of those Directors present at a meeting held August 28, 1997, subject to stockholder approval, that Article Fourth of the Certificate of Incorporation of the Company be amended to increase the number of authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares, in order to give the Board the ability to issue additional shares in connection with additional issuances of Units described above under Proposal 1 and in other circumstances when, and if, the

Board should consider that such course of action is advisable. The form of amendment to the Certificate of Incorporation is annexed as Appendix B to this Proxy Statement.

     As of September 2, 1997, 25,484,827 shares of Common Stock were outstanding and an additional 7,316,636 shares were reserved for issuance in connection with the Company's stock option plans, 3,182,123 shares were reserved for issuance in connection with the Company's Series A Stock, 401,660 shares were reserved for issuance in connection with the Company's Series H Stock, 960,000 shares were reserved for issuance in connection with the Convertible Notes, 1,664,240 shares were reserved for issuance in connection with the outstanding shares of Series K Stock, 409,962 shares were reserved for issuance in connection with the outstanding Investor Warrants and the Agent Warrants, 36,000 shares were reserved for issuance in connection with the Note Warrants and 2,130,218 shares were reserved for issuance in connection with other outstanding warrants. If the proposal to increase the authorized Common Stock is adopted, the number of authorized but unissued and unreserved Common Stock would be increased to 65,000,000.

     Although the Board has no present plans, arrangements, understandings or commitments to issue the additional shares that would be authorized if this proposal is adopted (other than with respect to the issuance of additional Units), such shares may be issued from time to time to raise new capital, for future financing, for stock dividends and stock splits and to achieve other corporate objectives not foreseeable at this time. Shares of Common Stock may also be issued in connection with proposed amendments to the terms of the Certificate of Designations for the Series A Cumulative Convertible Preferred Stock ("Series A Stock") of the Company ("Series A Certificate"). The Company intends to propose to the holders of both the Common Stock and the Series A Cumulative Convertible Preferred Stock ("Series A Stock") that they approve amendments to the Series A Certificate at a special meeting of stockholders presently scheduled to be held on November 17, 1997 ("Second Meeting"). If the amendments to the Series A Certificate are adopted at the Second Meeting (in the form as is currently being proposed by the Company), (1) Section 8(i) of the Series A Certificate would be amended to change the rate at which the Company may exchange shares of Common Stock for shares of Series A Stock for three to one and (2) provide that dividends on Series A Stock ceased to accrue on April 30, 1997. If the stockholders approve the amendments, each share of Series A Stock would automatically convert into three shares of Common Stock as of the close of business on the first business day following the Second Meeting, the shares of Series A Stock will no longer be outstanding for any purpose and all rights with respect to such shares shall cease, except for the rights of holders of Series A Stock to receive shares of Common Stock upon the exchange.

     No further authorization by vote of the stockholders will be solicited for the issuance of the additional shares of Common Stock proposed to be authorized (other than at the Second Meeting with respect to the amendment to the Series A Certificate), except as might be required by law, regulatory authorities or rules of any stock exchange on which the Company's shares may then be listed. The stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of the Company's securities.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THIS AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

           CERTAIN INFORMATION REGARDING NETWORK IMAGING CORPORATION
                            SELECTED FINANCIAL DATA

     The following selected financial data for the five years ended December 31, 1996 are derived from the audited consolidated financial statements of Network Imaging Corporation. The financial data as of and for the six months ended June 30, 1996 and 1997 are derived from the unaudited consolidated financial statements of Network Imaging Corporation. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Network Imaging Corporation considers necessary for a fair presentation of the financial position and results of operations for this period. Operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1997. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information.

                                                                                        YEAR ENDED DECEMBER 31,
                                                                        -------------------------------------------------------
                                                                          1996        1995        1994        1993       1992
                                                                        --------    --------    --------    --------    -------
STATEMENT OF OPERATIONS DATA:
Net Revenue..........................................................   $ 39,477    $ 69,151    $ 67,028    $ 34,069    $27,961
Costs and expenses:
  Costs of revenue...................................................     24,374      42,398      48,189      25,094     21,366
  Product Development................................................      6,500       7,058       4,666       1,315        310
  Selling, general and administration................................     24,956      35,679      36,765      11,886      6,697
  Exchange fee and gain on sale of asset, net........................        619          --          --          --         --
  Purchased in-process research and development......................         --          --       8,821      24,550         --
  Settlement with stockholders.......................................         --       1,642          --          --         --
  Loss on closure and sale of subsidiaries, net......................        921       9,274          --          --         --
  Restructuring costs................................................       (175)     (1,433)      1,654       1,646         --
  Capitalized software write-off.....................................         --          --       8,743         286
  Loss before interest income and income taxes.......................    (17,718)    (25,467)    (41,810)    (30,708)      (412)
  Interest income (expense), net.....................................        309         224         579          77       (106)
                                                                        --------    --------    --------    --------    -------
  Loss before income taxes...........................................    (17,409)    (25,243)    (41,231)    (30,631)      (518)
  Income tax (benefit) expense.......................................        (68)       (280)     (1,606)        186        (53)
                                                                        --------    --------    --------    --------    -------
  Net loss...........................................................    (17,341)    (24,963)    (39,625)    (30,817)      (465)
  Preferred stock preferences........................................     (3,730)     (9,933)     (4,496)       (604)        --
                                                                        --------    --------    --------    --------    -------
  Net loss applicable to common shares...............................   $(21,071)   $(34,896)   $(44,121)   $(31,421)   $  (465)
                                                                        ========    ========    ========    ========    =======
  Net loss per common share..........................................   $  (1.02)   $  (2.41)   $  (3.56)   $  (4.48)   $ (0.13)
                                                                        ========    ========    ========    ========    =======
  Weighted average shares outstanding................................     20,682      14,502      12,391       7,015      3,486

                                                                                                 SIX MONTHS ENDED JUNE 30,
                                                                                                 -------------------------
                                                                                                  1997              1996
                                                                                                 -------          --------
STATEMENT OF OPERATIONS DATA:
Net Revenue...................................................................................   $18,453          $ 19,671
Costs and expenses:
  Costs of revenue............................................................................    11,972            14,082
  Product Development.........................................................................     2,308             3,061
  Selling, general and administration.........................................................    10,552            13,847
  Exchange fee and gain on sale of asset, net.................................................        --               619
  Gain from extinguishment of debt............................................................      (267)               --
  Restructuring costs.........................................................................        --              (175)
  Loss before interest income and income taxes................................................    (6,112)          (11,763)
  Interest income (expense), net..............................................................       (33)              (12)
                                                                                                 -------          --------
  Loss before income taxes....................................................................    (6,145)          (11,617)
  Income tax (benefit) expense................................................................        55               (12)
                                                                                                 -------          --------
  Net loss....................................................................................    (6,200)          (11,605)
  Preferred stock preferences.................................................................    (1,906)           (1,884)
                                                                                                 -------          --------
  Net loss applicable to common shares........................................................   $(8,106)         $(13,389)
                                                                                                 =======          ========
  Net loss per common share...................................................................   $ (0.33)         $  (0.69)
                                                                                                 =======          ========
  Weighted average shares outstanding.........................................................    24,715            20,209

                                                                                            YEAR ENDED DECEMBER 31,
                                                                  JUNE 30,    ---------------------------------------------------
                                                                    1997       1996       1995       1994       1993       1992
                                                                  --------    -------    -------    -------    -------    -------
BALANCE SHEET DATA:
  Cash and cash equivalents....................................   $  1,845    $ 7,601    $ 9,359    $ 3,989    $39,764    $ 3,385
  Working capital..............................................      4,546      9,893     13,454     17,513     45,859      3,823
  Current assets...............................................     19,194     24,709     35,718     46,051     59,516     10,230
  Intangible assets, net.......................................      5,969      7,050      9,098     19,874     12,855      2,546
  Total assets.................................................     29,439     36,778     49,964     71,871     75,519     13,738
  Current liabilities..........................................     14,648     14,816     22,264     28,538     13,657      6,407
  Long term liabilities........................................      5,524        388      2,037      3,568      3,442        287
  Redeemable preferred stock...................................      6,357      9,857     15,478     14,609     15,626         --
  Total stockholders equity....................................   $  2,910    $11,717    $10,195    $25,156    $42,794    $ 7,044

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This Prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainty. The Company's actual results could differ significantly from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed in "Risk Factors" as well as those discussed elsewhere in this Prospectus.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

     Revenue. Product revenue includes sales of software licenses and computer equipment. Product revenue is recognized upon delivery or, for contracts with significant completion services requiring attainment of customer acceptance, upon customer acceptance. Service revenue includes software maintenance contracts, installation and customization. Service revenue is recognized over the terms of the related contracts as the services are completed or under the percentage of completion method where appropriate.

     Total revenue was $39 million in 1996, $69 million in 1995 and $67 million in 1994. The decrease in total revenue in 1996 over 1995 of $30 million, or 43%, resulted from decreases in product revenues of $29.2 million, or 61%, to $18.3 million, and in service revenue of $500,000, or 2%, to $21.1 million. The increase in total revenue in 1995 over 1994 of $2 million, or 3%, resulted from increases in service revenue of $4.5 million, or 26% to $21.6 million, offset by a decrease in product revenue of $2.4 million, or 5% to $47.5 million.

     During 1994, the Company committed itself to a plan of restructuring that was designed to improve operating results by concentrating the Company's resources on the marketing and continued development of its 1VIEW suite and PC-based Computer Output to Laser Disk ("COLD") software products. In connection with its restructuring plan, the Company, during 1995 and 1996, disposed of a number of operating units (the "Divestitures"), which were not considered complimentary to the Company's business. The decrease in product revenue in 1996 of $29.2 million was primarily attributable to the Divestitures, which reduced product revenue by $19.9 million, and a major installation project in 1995 for $9.3 million, which was not duplicated in 1996.

     The decrease in product revenue in 1995 of $2.4 million was primarily attributable to the Divestitures, which reduced product revenue by $10.6 million, offset by an increase of $8.2 million in 1VIEW and comparable Company product revenue. The increase in 1VIEW product revenue was attributable to licenses provided for a major installation project, involving approximately 40 servers and 3,000 clients, in more than 50 districts of a major telecommunications company. This project accounted for approximately 15 percent of the Company's revenues in 1995.

     The decrease in service revenue in 1996 of $500,000 was attributable to the Divestitures, which reduced service revenue by $2.9 million, offset by an increase of $2.4 million in 1VIEW and comparable Company service revenue. The increase in 1VIEW and comparable Company service revenue was attributable to increased staffing and management emphasis on the professional services business. The increase in service revenue in 1995 of $4.5 million was primarily attributable both to the Company's French subsidiary, Dorotech, S.A. ("Dorotech") and to domestic COLD storage maintenance services.

     Profit Margins. Profit margins for product sales improved in 1996 over 1995 as the cost of products sold decreased from 62% to 54% of sales. The increase in product sales margins was due to the continued increased sales of the Company's internally developed products and due to the dispositions in 1995 of the Company's CAD/CAM resellers. Profit margins for product sales improved in 1995 over 1994 as the cost of products sold decreased from 74% to 62%. The significant increase in product sales margins was also due primarily to the increased sales of the Company's internally developed 1VIEW product suite and the dispositions of the Company's WildSoft and Hunt Valley divisions and PE Systems. Microsouth, Tekgraf, IBZ Digital Production and NIC UK subsidiaries during 1995, which primarily occurred in the second and third quarters.

     Profit margins for service sales decreased in 1996 over 1995 as the cost of products sold increased from 61% to 68% of sales. The decrease in service sales margins was primarily attributable to the increased staffing in the professional services business. Profit margins for service sales improved in 1995 as compared to 1994, as the cost of service sales decreased from 67% to 61%. The increase in service sales margins was due primarily to customization and maintenance service sales of the Company's internally developed 1VIEW product suite, an increase in COLD storage maintenance margins and the Divestitures.

     Research and Development. The Company's expenditures on software research and development activities ("R&D") in 1996 were $8.5 million, of which $2.0 million was capitalized and $6.5 million was expensed. The slight increase in capitalization between 1996 and 1995 was due to the development of the Company's next generation mainframe and PC-based COLD products. The Company's expenditures on software R&D activities in 1995 were $8.7 million, of which $1.7 million was capitalized and $7.0 million was expensed. The Company's expenditures on software research and development activities and for the acquisition of software licenses in 1994 were $11.6 million, of which $7.0 million was capitalized and $4.6 million was expensed. The 48% increase in product development expense from $4.6 million in 1994 to $6.8 million in 1995 was primarily attributable to the general release of the Company's 1VIEW product suite in early 1995, whereas in 1994, the R&D efforts for the 1VIEW product suite were still in the development stage. The net decrease in total R&D expenditures from $11.6 million in 1994 to $8.5 million in 1995, or $3.1 million, was primarily attributable to the Divestitures; a reduced focus on the Company's network attachable storage products, which resulted in a $770,000 reduction in R&D expenditures; an increased focus on Dorotech's engineering services, which resulted in a $810,000 reduction in R&D expenditures; a net $200,000 reduction in software license acquisitions; and, increased domestic engineering services for installation and maintenance of the Company's 1VIEW product suite.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses ("SG&A") were $25.0 million, or 63% of revenue, in 1996, $35.7 million, or 52% of revenue, in 1995, $36.8 million, or 55% of revenue, in 1994. The decrease in 1996 compared to 1995 of $10.7 million, or 30%, was the result of the Divestitures, which accounted for a $8.7 million decrease in addition to a $2.0 million decrease in SG&A expenses resulted from the Company's continuing 1VIEW, COLD and French operations. The decrease in 1995 compared to 1994 of $900,000, or 2%, is due to the Divestitures, which reduced SG&A expense an aggregate of $5.0 million, offset by increases in sales and marketing efforts of $4.1 million.

     Exchange Fee and Gain on Sale of Asset, Net. During 1996, the Company paid a fee of $650,000 plus $80,000 of expenses in connection with the extension of the redemption date of the Company's Series B Stock and Series C Stock (collectively, the "Acquisition Preferred Stock"). See "Descriptions of Capital Stock -- Acquisition of Preferred Stock." During 1996, the Company realized a $111,000 gain on the disposition of stock distributed to the Company by its medical insurance provider.

     Purchased In-Process R&D. In connection with the acquisition of DCR ("TREEV"), now wholly-owned division of the Company, during 1994, the Company incurred a charge totaling $8.8 million relating to the expensing of purchased in-process research and development.

     Settlement with Stockholders. Operating expenses in 1995 include a $1.6 million expense related to settlement of obligations with former stockholders of IBZ and TREEV for $750,000 and $892,000, respectively. The Company entered into an agreement with the former principle stockholder of IBZ whereby, in exchange for an aggregate of $750,000, the former principle shareholder of IBZ relinquished rights to a loan guarantee. During 1995, the Company and four former stockholders of TREEV, entered into agreements to settle a dispute arising from the acquisition of DCR in exchange for extensions of employment agreements and an aggregate of 175,000 additional shares of Common Stock of the Company, valued at approximately $892,000.

     Restructuring Charges and Capitalized Software Write-Offs. At December 31, 1996, the 1994 restructuring plan, whereby excess personnel, duplicate facilities and products to be discontinued were identified, whereby excess personnel, duplicate facilities and products to be discontinued were identified (the "Plan") was complete. Under the Plan, the Company incurred a net change in estimate of $175,000 in 1996.

     During 1995, the Company incurred additional charges under the Plan for items that exceeded its original estimates totaling $297,000. These additional charges were offset by $1.4 million reflecting a decrease in estimated charges for impairment of inventory and maintenance spare parts. During 1995, $322,000 of the

1993 restructuring plan costs were reversed after a release was negotiated from the landlord for vacated property.

     The Company incurred a $2.0 million restructuring charge in 1994 when establishing the Plan. In conjunction with the 1994 restructuring, the Company also expensed capitalized software of $5.3 million in 1994, which related to products that were abandoned in favor of the 1VIEW suite. During 1994, $300,000 of costs from the 1993 restructuring plan were adjusted due to changes in estimate.

     Investment and Interest Income. Net investment and interest income was $309,000 in 1996, $224,000 in 1995 and $579,000 in 1994. The $85,000 increase in net investment and interest income between 1996 and 1995 was primarily attributable to the interest earned for the cash received and invested from the private placement offerings of Common Stock and Series H, I and J Preferred Stock done during the first three quarters of 1996. The $355,000 decrease in net investment and interest income between 1995 and 1994 was primarily attributable to a decrease in cash, cash equivalents and short-term investment balances during the same period and to increased interest expense from capital leases and the lines of credit.

     Income Taxes. The Company incurred income tax benefits of $68,000, $280,000 and $1.6 million in 1996, 1995 and 1994, respectively. The $68,000 income tax benefit incurred in 1996 was the result of net operating losses generated by Dorotech's operations offset by a decrease in Dorotech's net deferred tax liabilities. The $280,000 income tax benefit incurred in 1995 was primarily the result of a decrease of net deferred tax liabilities resulting from the divestiture of IBZ's European operations and other purchase accounting adjustments. The $1.6 million income tax benefit in 1994 was primarily the result of income tax credits generated by Dorotech's European operations for R&D expenditures and net operating losses generated by Dorotech's and IBZ's European operations.

     Net Loss. The Company's net loss was $17.3 million in 1996, $25.0 million in 1995 and $39.6 million in 1994. The $7.6 million decrease in net loss between 1996 and 1995 was due to the 1995 losses from the Divestitures of $9.3 million, the $1.6 million settlement with stockholders, and the $10.7 million reduction in SG&A expenses in 1996. These reductions in expenses were offset by a $11.7 million reduction in gross margin in 1996, the loss on sale of subsidiary in 1996 of $921,000, and the change in estimate of $1.4 million in restructuring costs in 1995.

     The $14.7 million decrease in net loss between 1995 and 1994 was due primarily to significantly improved margins on product and service sales of $7.8 million, the 1994 expenses incurred for purchased in-process research and development, of $8.8 million, restructuring charges of $1.7 million and capitalized software write-offs, of $8.7 million, offset by the 1995 loss on closure and sales of subsidiaries of $9.3 million, settlement expenses of $1.6 million, and reversals of restructuring costs of $1.4 million.

     Excluding the impact of the write-off of purchased in-process R&D and the write-off of capitalized software, the entities divested in 1995 and 1996 contributed a net loss of approximately $1.1 million in 1996, $4.3 million in 1995 and $14.4 million in 1994.

     Net Loss Applicable to Common Shares. Net loss applicable to common shares includes adjustments for dividends, accretion and redemption amounts related to the Company's preferred stock. The net loss applicable to common shares was $21.1 million, or $1.02 per share, in 1996; $34.9 million, or $2.41 per share, in 1995; $44.1 million, or $3.56 per share, in 1994. The decrease in 1995 over 1994 is attributable to the decrease in net loss described above and the reduction in accretion to redemption value of the Company's Series B Convertible Preferred Stock of $417,000 offset by the cost of redemption of Series D Preferred Stock of $5.9 million.

LIQUIDITY AND CAPITAL RESOURCES FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

     As of December 31, 1996, the Company had $7.6 million in cash and cash equivalents compared to $9.4 million in cash and cash equivalents and $3.0 million in restricted short-term investments, or a total of $12.4 million, at December 31, 1995. Net working capital decreased to $9.9 million at December 31, 1996 from $13.2 million at December 31, 1995; however, the Company's working capital ratio improved from 1.6:1 to 1.7:1.

     At December 31, 1996, the Company had outstanding debt of $2.2 million, $2.1 million of which is due within one year. This compares with debt of $6.6 million at December 31, 1995, $5.4 million of which was due within one year. The decrease in debt of $4.4 million primarily arose from net repayments of maturing obligations. See Notes to the Consolidated Financial Statements.

     For 1996, the $1.8 million decrease in cash and cash equivalents resulted from a $11.9 million use of cash from operating activities, $2.6 million used in investing activities and the generation of $12.7 million from financing activities. The $11.9 million use of cash in operating activities arose primarily from the $17.3 million loss from operations offset by $5.8 million in depreciation and amortization charges. The $2.6 million to fund investing activities arose with respect to capitalized software development costs and the purchase of fixed assets. The $12.7 million in cash provided by financing activities arose primarily from the $6.0 million proceeds from the issuance of Common Stock and $10.9 million proceeds from the issuance of Convertible Preferred Stock, Series H, I and J, offset by the $3.2 million payment of Series A Stock dividends and net payments in debt and capital leases of $1.2 million.

     During the first quarter of 1996, the Company repaid its $2.5 million U.S. line of credit, which had a termination date of March 31, 1996. At December 31, 1995, $2.5 million of the $3.1 million restricted short-term investments served as collateral for this line of credit. The Company negotiated a new line of credit during the fourth quarter of 1996, see Notes to the Consolidated Financial Statements.

     For 1995, the $5.4 million increase in cash and cash equivalents resulted from a $9 million use of cash from operating activities, the generation of $9.6 million from investing activities, and the generation of $4.7 million from financing activities. The $9 million use of cash in operating activities arose primarily from the $25 million net loss offset by $6.3 million in depreciation and amortization charges and a $9.3 million loss on the sale of subsidiaries. The $9.6 million raised from investing activities arose primarily from the sale of short-term investments offset by capitalized software development costs and purchases of fixed assets. The $4.7 million raised from financing activities arose primarily from the $28.1 proceeds from the issuance of Preferred Stocks, Series D, E and G, and the issuance of Common Stock, offset by the $15.6 million redemption cost for the Series D Preferred Stock, $3.2 million in dividend payments on the Series A Stock, $2.3 million net payments in debt and capital lease financings, and $3.1 million purchase of restricted short-term investments. In 1995, the Company divested seven operating units for which the Company received $1.2 million in cash.

     As a result of stock offerings in 1996, the Company received net proceeds of approximately $16.9 million, which included offering costs of approximately $585,000. Under the offerings, the Company issued 1,760,285 shares of Common Stock and 1,100 shares of Preferred Stock. The net proceeds of the offerings were used for working capital purposes.

     The annual dividend requirements on the Company's preferred stocks are as follows: Series A Stock -- $3.2 million (payable quarterly) and Series H Convertible Preferred Stock (the "Series H Stock") is payable at 8% per annum. Dividends on the Company's Series H Preferred Stock is payable in cash or Common Stock. (Because the sole holder of all of the outstanding shares of Series F Convertible Preferred Stock ("Series F Stock") has agreed to sell all of such shares to the Company for a set price, the Company no longer accrues dividends on the outstanding shares of Series F Stock).

     The adverse results of operations which the Company experienced in 1996 have been declining and are expected to reverse in the first part of 1998. The Company believes that its existing cash, the proceeds of its private placements of Convertible Notes, Series K Stock and warrants, and the anticipated cash flows from 1997 and 1998 operations, should provide sufficient resources to fund its activities in 1997 and 1998.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

     Revenues. Total revenues were $18.5 million and $19.7 million for the six months ended June 30, 1997 and 1996, respectively. The $1.2 million decrease in revenue was the result of decreases in product revenue of $1.0 million, or 28%, and a decrease in service revenue of $194,000, or 6%. The decrease in product revenue was primarily attributable to the disposition in 1996 of Symmetrical Technologies, Inc. ("STI"), which reduced the Company's revenues by $1.5 million. The decrease in service revenue of $194,000 was also primarily the result of the disposition of STI, which contributed $170,000 of the decrease.

     Profit Margins. Profit margins for product sales increased 12% for the first six months of 1997 over the same period in 1996 as cost of products decreased from 62% to 50% of sales. The increase in product sales margins was primarily due to the disposition during 1996 of STI. Profit margins for service sales increased 3% for the six months ended June 30, 1997 as compared to 1996 as the cost of services decreased from 80% to 77% of sales. The increase in service sales margins from 20% to 23% was due to the Company's increasing emphasis on its custom development services.

     Sales and Marketing. Sales and marketing expenses were $7.3 million or 39% of revenue for the six months ended June 30, 1997 compared to $8.3 million, or 42% of revenue in 1996. The decrease of $1.1 million, or 13%, was primarily the result of the Company's disposition of STI during 1996.

     General and Administrative ("G&A"). G&A expenses were $3.3 million, or 18% of revenue, for the six months ended June 30, 1997 compared to $5.5 million, or 28% of revenue, in 1996. The decrease of $2.2 million, or 40%, was primarily the result of the Company's efforts in cost reductions in the Company's continuing operations.

     Product Development. The Company's expenditures on software research and development activities for the six months ended June 30, 1997 were $3.0 million, of which $0.7 million was capitalized and $2.3 million was expensed. Software research and development expenditures for the 1996 period were $4.2 million, of which $1.1 million was capitalized and $3.1 million was expensed. The $1.2 million decrease in research and development expenditures is attributable to the Company's 1996 plan to consolidate the various 1VIEW product development groups into a common product development organization operating under a single senior manager. During 1996, the Company consolidated its COLD product development groups from three separate locations to one, and vacated the excess office space. The Company's disposition of STI also resulted in a reduction of $116,000 in research and development expenditures.

     Gain on Extinguishment of Debt. The Company's French subsidiary, Dorotech, realized a $267,000 gain in connection with the partial forgiveness of a grant made by a French government agency.

     Income Taxes. The Company's income tax expense for the six months ended June 30, 1997 of $55,000 resulted from income generated by the Company's French operations that could not be offset by operating losses or carryforwards available in other jurisdictions. The Company had income tax benefit for the six months ended June 30, 1996 of $12,000, which was primarily the result of taxable losses generated by Dorotech.

     Net Loss. The Company's net loss for the six months ended June 30, 1997 was $6.2 million as compared to a net loss of $11.6 million for the comparable period of 1996. The net loss decrease of $5.4 million for the first six months of 1997 as compared to the same period in 1996 is due primarily to the $2.2 million reduction in G&A expenses, $1.1 million reduction in sales and marketing expenses, $1.1 million reduction in product development expenses, increased profit margins resulting in $890,000 additional gross margin, and the exchange fee incurred in 1996.

     Net Loss Applicable to Common Stock. The net loss applicable to common shares includes adjustments for dividends and accretion amounts related to the Company's Series A and F Preferred stock. The net loss applicable to common shares was $8.1 million, or ($.33) per share, for the six months ended June 30, 1997 as compared to $13.5 million or ($.69) per share, for the comparable period of 1996. The decrease is attributable to the decrease in net loss described above.

LIQUIDITY AND CAPITAL RESOURCES FOR THE SIX MONTHS ENDED JUNE 30, 1997

     As of June 30, 1997, the Company had $1.8 million in cash and cash equivalents, as compared to $7.6 million in cash and cash equivalents at December 31, 1996. Net working capital was $4.5 million at June 30, 1997 and $9.9 million at December 31, 1996.

     During the first six months of 1997, the Company redeemed 1,000,000 shares of Series F Stock for $3,500,000 by using proceeds from its line of credit. In addition, the Company drew the remaining $1,500,000 from its domestic line of credit. See Notes to Consolidated Financial Statement.

     Pursuant to the purchase agreement with CDRE, as amended on May 30, 1997, the Company is obligated to repurchase the remaining 792,186 outstanding shares of the Company's Series F Stock (all of which are held by CDRE) by January 31, 1998 for an aggregate cash payment of $6,400,000 plus interest in the amount of $400,000. (Because the sole holder of all of the outstanding shares of Series F Stock has agreed to sell all of such shares to the Company for a set price, the Company no longer accrues dividends on the outstanding shares of Series F Stock.) The Company has granted CDRE a first ranking pledge on all of the outstanding stock of Dorotech and, if the Company fails to make the payments to CDRE when due, CDRE is at liberty to sell all of the Dorotech shares owned by the Company and may withhold all amounts due and payable to CDRE before paying back excess money, if any, to the Company. The Company cannot repurchase the outstanding shares of Series F Stock from CDRE unless and until all accrued dividends on the Series A Stock have been paid. The Company failed to pay its quarterly dividend on the Series A Stock due in July 1997 of $0.50 per share or $803,000 in the aggregate.

     The Company is endeavoring to sell all of the outstanding stock of Dorotech to a third party. There can be no assurance that the Company will be able to do so by January 31, 1998 or at all or on favorable terms.

     For the six months ended June 30, 1997, the $5.8 million decrease in cash and cash equivalents resulted from the use of $3.3 million in cash to fund operating activities, $1.2 million to fund investing activities and $1.2 million in cash to fund financing activities.

     The $3.3 million in cash used to fund of operating activities arose primarily with respect to a net loss in operations. The $1.2 million in cash used to fund investing activities arose with respect to capitalized software development costs and the purchase of fixed assets. The $1.2 million in cash used by financing activities arose primarily from the $1.8 million payment of preferred stock dividends and the principle payments on debt and capital lease obligations offset by proceeds of $5.0 million from borrowing from the line of credit.

     The adverse results of operations that the Company has experienced is expected to continue at least for the remainder of 1997. The Company believes that its existing cash, together with the current proceeds from the Convertible Notes, current and future proceeds from the sale of Series K Stock and warrants, and the anticipated cash flows from operations, should provide sufficient resources to fund its activities through the next twelve months and to maintain net tangible assets of at least $4.0 million, which is required for continued inclusion of the Company's securities on Nasdaq National Market. However, there can be no assurance that the Company will be able to satisfy the conditions precedent to the issuance of additional shares of Series K Stock and warrants. Anticipated cash flows from operations are largely dependent upon the Company's ability to achieve its sales and gross profit objectives for its 1VIEW and other products. If the Company is unable to meet these objectives, it will consider alternative sources of liquidity, such as additional offerings of equity securities. Although the Company believes that it can successfully implement its operating plan and, if necessary, raise additional capital, there can be no assurance that implementation of the plan will be successful or that financing, if sought, will be available.

INDEPENDENT ACCOUNTANTS

     The Company engaged Ernst & Young LLP on July 10, 1996 as independent accountants to examine the consolidated financial statements of the Company for the year ended December 31, 1996. Ernst & Young LLP replaced Price Waterhouse LLP. The Company's decision to retain Ernst & Young LLP as the Company's principal independent accountants and discontinue the engagement of Price Waterhouse LLP was ratified, confirmed and approved by the Company's Audit Committee at a meeting held on August 1, 1996.

     The Company dismissed Price Waterhouse LLP as its independent accountants on July 10, 1996. The reports of Price Waterhouse LLP on financial statements for the fiscal years ended December 31, 1995 and 1994 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the fiscal years ended

December 31, 1995 and 1994, and through July 10, 1996, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statements for such years.

     During the fiscal years ended December 31, 1995 and 1994 and through July 10, 1996, Price Waterhouse LLP communicated certain internal control matters to the Company that meet the definition of reportable events (as defined in Regulation S-K Item 304(a)(1)(iv)). For the fiscal year ended December 31, 1994, such reportable events involved recommendations that the Company should ensure compliance with its revenue recognition policies and should further ensure that significant and/or unusual accounting and reporting issues are addressed and documented on a timely basis. Price Waterhouse LLP has read the above and is in agreement with the statements contained therein.

                             SHAREHOLDER PROPOSALS

     The Company anticipates that its 1998 annual meeting of stockholders will be held in June, 1998. In order to be considered for that meeting, shareholder proposals must be received by the Company no later than December 26, 1997. Stockholders should send their proposals to the Company's corporate headquarters address and must be submitted in accordance with Rule 14a-8 of the 1934 Act on or before December 26, 1997.

                                 OTHER BUSINESS

     The Board does not intend to bring any other matter before the Meeting and does not know of any other business that others will present for consideration at the Meeting. Except as the Board may otherwise permit, only the business set forth and discussed in the Notice of Special Meeting of Stockholders and this Proxy Statement may be acted on at the Meeting. If any other business does properly come before the Meeting, the proxy holders will vote on such matters according to their discretion.

                                          By Order of the Board of Directors

                                          /s/ JULIA A. BOWEN
                                          JULIA A. BOWEN
                                          Vice President, General Counsel
                                          and Assistant Secretary

     ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Reports of Independent Accountants...................................................    F-2
Consolidated Balance Sheets as of December 31, 1996 and 1995.........................    F-4
Consolidated Statements of Operations for the years ended December 31, 1996, 1995 and
  1994...............................................................................    F-5
Consolidated Statements of Changes in Stockholders' Equity for the years ended
  December 31, 1996, 1995 and 1994...................................................    F-6
Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1995 and
  1994...............................................................................    F-7
Notes to Consolidated Financial Statements...........................................    F-8
Consolidated Balance Sheets at June 30, 1997 (unaudited) and December 31, 1996.......   F-22
Consolidated Statements of Operations (unaudited) for the three months ended June 30,
  1997 and 1996......................................................................   F-23
Consolidated Statements of Operations (unaudited) for the six months ended June 30,
  1997 and 1996......................................................................   F-24
Consolidated Statements of Changes in Stockholders' Equity (unaudited) for the six
  months ended June 30, 1997.........................................................   F-25
Consolidated Statement of Cash Flows (unaudited) for the six months ended June 30,
  1997 and 1996......................................................................   F-26
Notes to Consolidated Financial Statements...........................................   F-27

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
  Network Imaging Corporation

     We have audited the accompanying consolidated balance sheet of Network Imaging Corporation (the "Company"), as of December 31, 1996, and the related consolidated statement of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statement referred to above present fairly, in all material respects, the consolidated financial position of Network Imaging Corporation at December 31, 1996, and the consolidated results of their operations and their cash flows for the year ended in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG, LLP

February 14, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
  Stockholders of Network Imaging Corporation

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all materials respects, the financial position of Network Imaging Corporation and its subsidiaries at December 31, 1995, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PRICE WATERHOUSE, LLP

Washington, D.C.
March 29, 1996

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                              DECEMBER 31,
                                                                          ---------------------
                                                                            1996         1995
                                                                          ---------    --------
                                            ASSETS
Current assets:
     Cash and cash equivalents.........................................   $   7,601    $  9,359
     Short-term investments -- restricted..............................          --       3,052
     Accounts and notes receivable, net................................      13,243      16,300
     Inventories.......................................................       1,503       3,464
     Prepaid expenses and other........................................       2,362       3,543
                                                                          ---------    --------
          Total current assets.........................................      24,709      35,718
Fixed assets, net......................................................       2,887       3,769
Long-term notes receivable, net........................................       1,979       1,215
Software development costs and purchased technology, net...............       3,813       4,630
Goodwill, net..........................................................       3,237       4,468
Other assets...........................................................         153         164
                                                                          ---------    --------
          Total assets.................................................   $  36,778    $ 49,964
                                                                          =========    ========
                              LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
     Current debt maturities and obligations under capital leases......   $   2,063    $  5,365
     Accounts payable..................................................       3,185       6,201
     Accrued compensation and related expenses.........................       1,891       2,638
     Deferred revenue..................................................       3,789       4,408
     Other accrued expenses............................................       3,888       3,652
                                                                          ---------    --------
          Total current liabilities....................................      14,816      22,264
Long-term debt and obligations under capital leases....................          88       1,264
Deferred income taxes..................................................         300         773
                                                                          ---------    --------
          Total liabilities............................................      15,204      24,301
Commitments
Redeemable Series F preferred stock, 1,792,186 shares issued and
  outstanding..........................................................       9,857      15,478
Stockholders' equity:
     Preferred stock, $.0001 par value, 20,000,000 shares authorized;
      1,605,675 and 1,605,228 shares issued and outstanding
     Common stock, $.0001 par value, 50,000,000 shares authorized;
      22,896,612 and 18,637,226 shares issued and outstanding..........           2           2
     Additional paid-in-capital........................................     124,429     105,065
     Accumulated deficit...............................................    (113,098)    (95,757)
     Translation adjustment............................................         384         875
                                                                          ---------    --------
          Total stockholders' equity...................................      11,717      10,185
                                                                          ---------    --------
          Total liabilities and stockholders' equity...................   $  36,778    $ 49,964
                                                                          =========    ========

   The accompanying notes are an integral part of these financial statements.

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            YEARS ENDED DECEMBER 31,
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                               1996          1995          1994
                                                            ----------    ----------    ----------
Revenue:
     Products............................................   $   18,336    $   47,508    $   49,867
     Services............................................       21,141        21,643        17,161
                                                            ----------    ----------    ----------
                                                                     -             -             -
                                                                39,477        69,151        67,028
                                                            ----------    ----------    ----------
                                                                     -             -             -
Costs and expenses:
     Cost of products sold...............................        9,953        29,263        36,757
     Cost of services provided...........................       14,421        13,135        11,432
     Product development.................................        6,500         7,058         4,666
     Selling, general and administrative.................       24,956        35,679        36,765
     Exchange fee and gain on sale of asset, net.........          619            --            --
     Purchased in-process research and development.......           --            --         8,821
     Settlement with stockholders........................           --         1,642            --
     Loss on closure and sale of subsidiaries, net.......          921         9,274            --
     Restructuring costs.................................         (175)       (1,433)        1,654
     Capitalized software write-off......................           --            --         8,743
                                                            ----------    ----------    ----------
                                                                     -             -             -
                                                                57,195        94,618       108,838
                                                            ----------    ----------    ----------
                                                                     -             -             -
Loss before investment and interest income and income
  taxes..................................................      (17,718)      (25,467)      (41,810)
     Investment and interest income, net.................          309           224           579
                                                            ----------    ----------    ----------
                                                                     -             -             -
Loss before income taxes.................................      (17,409)      (25,243)      (41,231)
     Income tax benefit..................................          (68)         (280)       (1,606)
                                                            ----------    ----------    ----------
                                                                     -             -             -
Net loss.................................................      (17,341)      (24,963)      (39,625)
                                                            ----------    ----------    ----------
                                                                     -             -             -
Preferred stock preferences..............................       (3,730)       (9,933)       (4,496)
                                                            ----------    ----------    ----------
                                                                     -             -             -
Net loss applicable to common shares.....................   $  (21,071)   $  (34,896)   $  (44,121)
                                                            ===========   ===========   ===========
Net loss per common share................................   $    (1.02)   $    (2.41)   $    (3.56)
                                                            ===========   ===========   ===========
Weighted average shares outstanding......................   20,681,694    14,502,399    12,391,225
                                                            ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                    PREFERRED STOCK        COMMON STOCK       ADDITIONAL
                                   -----------------    ------------------     PAID-IN      ACCUMULATED    TRANSLATION
                                    SHARES      AMT.      SHARES      AMT.     CAPITAL        DEFICIT      ADJUSTMENT     TOTAL
                                   ---------    ----    ----------    ----    ----------    -----------    ----------    --------
BALANCE DECEMBER 31, 1993.......   1,400,000     $--    10,542,105     $1     $  74,153      $ (31,169)      $ (191)     $ 42,794
Issuance of preferred stock, net
  of offering costs of $673.....     205,025                                      4,453                                     4,453
Issuance of common stock, net of
  offering costs of $39.........                         2,786,070               19,184                                    19,184
Conversion of preferred stock...                           300,000                2,303                                     2,303
Accretion of preferred stock....                                                 (1,286)                                   (1,286)
Dividends on preferred stock....                                                 (3,210)                                   (3,210)
Translation adjustment..........                                                                                543           543
Net loss........................                                                               (39,625)                   (39,625)
                                   ---------     ---    ----------     --     ---------      ---------       ------      --------
BALANCE DECEMBER 31, 1994.......   1,605,025      --    13,628,175      1        95,597        (70,794)         352        25,156
Issuance of preferred stock, net
  of offering costs of $1,790...       2,174     $--                             19,949                                    19,949
Conversion of preferred stock...        (885)            2,276,237                                                             --
Redemption of preferred stock...      (1,086)                                   (15,600)                                  (15,600)
Issuance of common stock, net of
  offering costs of $941........                         2,732,814      1         9,198                                     9,199
Accretion of preferred stock....                                                   (869)                                     (869)
Dividends on preferred stock....                                                 (3,210)                                   (3,210)
Translation adjustment..........                                                                                523           523
Net loss........................                                                               (24,963)                   (24,963)
                                   ---------     ---    ----------     --     ---------      ---------       ------      --------
BALANCE DECEMBER 31, 1995.......   1,605,228      --    18,637,226      2       105,065        (95,757)         875        10,185
Issuance of common stock, net of
  offering costs of $376........                         1,902,487                6,149                                     6,149
Issuance of preferred stock, net
  of offering costs of $209.....       1,100     $--                             10,791                                    10,791
Issuance of warrants for line of
  credit........................                                                    192                                       192
Buy-Back adjustment of
  Redeemable Series F preferred
  stock.........................                                                  5,962                                     5,962
Conversion of preferred stock...        (653)            2,356,899                                                             --
Accretion of preferred stock....                                                   (341)                                     (341)
Dividends on preferred stock....                                                 (3,389)                                   (3,389)
Translation adjustment..........                                                                               (491)         (491)
Net loss........................                                                               (17,341)                   (17,341)
                                   ---------     ---    ----------     --     ---------      ---------       ------      --------
BALANCE DECEMBER 31, 1996.......   1,605,675     $--    22,896,612     $2     $ 124,429      $(113,098)      $  384      $ 11,717
                                   =========     ===    ==========     ==     =========      =========       ======      ========

   The accompanying notes are an integral part of these financial statements.

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            YEARS ENDED DECEMBER 31,
                                 (IN THOUSANDS)

                                                                           1996         1995         1994
                                                                         --------     --------     --------
Cash flows from operating activities:
  Net loss............................................................   $(17,341)    $(24,963)    $(39,625)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization.....................................      5,793        6,270        6,085
    Purchased in-process research and development.....................         --           --        8,821
    Restructuring costs...............................................       (175)      (1,433)       1,654
    Loss on closure and sale of subsidiaries..........................        921        9,274           --
    Impairment of spare parts inventory...............................         --          276           --
    Capitalized software write-off....................................         --           --        8,743
    Goodwill write-off................................................         --           --          953
    Stock Settlement..................................................         --          787           --
    Realized gain on sale of short-term investments...................       (108)        (151)          --
    Unrealized holding loss on short-term investments.................         --           --          437
    Changes in assets and liabilities:
      Accounts and notes receivable...................................      1,871       (1,350)      (1,174)
      Inventories.....................................................        313          988       (2,305)
      Prepaid expenses and other......................................        937       (1,681)        (694)
      Accounts payable................................................     (3,353)        (313)       1,433
      Accrued compensation and related expenses.......................         54        2,107       (3,540)
      Deferred revenues...............................................       (449)       1,521        2,651
      Deferred income taxes...........................................       (246)        (331)      (1,223)
                                                                         --------     --------     --------
Net cash used in operating activities.................................    (11,783)      (8,999)     (17,784)
                                                                         --------     --------     --------
Cash flows from investing activities:
  Sale (purchase) of short-term investments...........................        111       12,731      (12,973)
  Capitalized software development and license costs..................     (1,979)      (1,784)      (6,966)
  Purchases of fixed assets...........................................     (1,068)      (1,522)      (3,559)
  Business divestitures/acquisitions and related costs................        299          154       (3,640)
                                                                         --------     --------     --------
Net cash (used in) provided by investing activities...................     (2,637)       9,579      (27,138)
                                                                         --------     --------     --------
Cash flows from financing activities:
  Proceeds from issuance of common stock, net.........................      6,149        8,412        3,057
  Proceeds from issuance preferred stock, net.........................     10,791       19,949        4,453
  Redemption of Series D preferred stock..............................         --      (15,600)          --
  Cash dividends paid on Series A preferred stock.....................     (3,210)      (3,210)      (2,830)
  Proceeds from borrowings and purchase of short-term investments,
    net...............................................................         --         (869)       3,537
  Proceeds from sale and leaseback of fixed assets....................        196          226        2,413
  Principal payments on capital lease obligations.....................       (913)        (817)         (87)
  Principal payments on debt..........................................       (270)      (3,382)      (1,526)
                                                                         --------     --------     --------
Net cash provided by financing activities.............................     12,743        4,709        9,017
                                                                         --------     --------     --------
Effect of exchange rate changes on cash and cash equivalents..........        (81)          81          130
Net (decrease) increase in cash and cash equivalents..................     (1,758)       5,370      (35,775)
Cash and cash equivalents at beginning of year........................      9,359        3,989       39,764
                                                                         --------     --------     --------
Cash and cash equivalents at end of year..............................   $  7,601     $  9,359     $  3,989
                                                                         ========     ========     ========
Supplemental Cash Flow Information:
  Interest paid.......................................................   $    278     $    712     $    490
  Income taxes paid...................................................   $    209     $    151     $    401

   The accompanying notes are an integral part of these financial statements.

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

     Network Imaging Corporation ("Network Imaging" or the "Company") is a developer and marketer of content and storage management software for unstructured information. Its flagship product, the 1VIEW(TM) suite, manages the storage, access and distribution of any multimedia data, such as diagrams, documents, photographs, voice, and full-motion video. 1VIEW is a solution for use in distributed, high transaction, high volume mission critical applications across legacy, client/server and Internet/intranet based environments. The Company is also a software developer for mainframe and PC based Computer Output to Laser Disk ("COLD") systems and a developer and marketer of storage management software systems.

     In 1996, the Company's operations were approximately evenly divided between the United States and Europe. U.S. operations were conducted in or near Herndon, Virginia (primarily the development of the 1VIEW suite and COLD family of storage products), Minneapolis, Minnesota and Denver, Colorado. European operations were conducted near Paris, France (hierarchical storage management software and related storage products and engineering services).

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of consolidation

     The consolidated financial statements include the accounts of Network Imaging Corporation and its subsidiaries. All significant intercompany transactions and balances have been eliminated.

  Cash equivalents and short-term investments

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 1995, restricted short-term investments are categorized as "available for sale" securities whose carrying amount approximates fair value because of the short-term maturity of the investments.

  Revenue recognition

     The Company recognizes software revenue in accordance with the AICPA Statement of Position 91-1, "Software Revenue Recognition". Revenue from hardware and software sales related to the Company's 1VIEW(TM) and COLD software products is recognized when the product is delivered to the customer. The Company accounts for insignificant vendor obligations and post-contract support at the time of product delivery by accruing such costs at the time of sale.

     Revenue from hardware and software contracts with significant completion services involving technically difficult issues for the attainment of customer acceptance is recognized upon customer acceptance. Revenue from maintenance contracts is recognized ratably over the terms of the contracts.

     For labor intensive contracts which require significant production or customization, the Company accounts for such revenue in accordance with AICPA Statement of Position 81-1, "Accounting for Performance of Construction-type and Certain Production-type Contracts," using the percentage of completion method. Losses, if any, are recognized in the period that such losses are determined.

  Inventories

     Inventories are stated at the lower of cost, determined on the first-in, first-out method, or market.

  Fixed assets

     Fixed assets are stated at cost, net of accumulated depreciation. Depreciation is computed using straight-line and accelerated methods over the life of the related asset, generally three years. Leasehold improvements

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNT POLICIES -- (CONTINUED)

are amortized over the shorter of the estimated useful life of the improvements or the terms of the related lease.

  Software development and license costs

     The Company capitalizes certain software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," ("SFAS 86"). The Company capitalizes certain acquired software licenses (see Note 5) which are incorporated into the Company's products. Amortization of software development and license costs is provided on an individual product basis over the estimated life of the products of three years beginning when the related products are available for general release. Costs for research and development incurred prior to establishing technological feasibility of software products, or after their commercial release, are expensed in the period incurred. The Company periodically assesses capitalized software amounts and, when less than anticipated net realizable value, charges any such excess to expense.

  Goodwill

     The excess of the purchase price over the fair value of the net identifiable tangible and intangible assets of businesses acquired is being amortized on a straight-line basis over seven to ten years. Amortization expense in 1996, 1995 and 1994 was $1.1 million, $1.3 million and $1.2 million, respectively. Accumulated amortization as of December 31, 1996 and 1995 was $3.1 million and $1.9 million, respectively. In accordance with Statement of Financial Accounting Standards No. 121, the Company routinely evaluates recoverability of goodwill by comparing future undiscounted cash flows to the recorded carrying value. During 1994, the Company determined that goodwill from certain acquisitions was impaired and accordingly expensed $953,000.

  Product warranty

     Warranties for hardware sold by the Company are generally provided by the manufacturer. The Company provides warranties and service contracts for certain products and accrues related expenses based on actual claims history.

  Income taxes

     The Company's income taxes are presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109") which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under SFAS 109, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

  Foreign currency translation

     The functional currency of the Company's foreign operation is the applicable local currency. Consequently, for the operation outside the United States, assets and liabilities are translated into United States dollars using exchange rates in effect at the balance sheet date and revenues and expenses using the average exchange rate during the period. The gains and losses resulting from such translations are included as a component of stockholders' equity. Since the Company's French subsidiary operates only within France, exposure to foreign exchange risk is limited.

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNT POLICIES -- (CONTINUED)

  Net loss per common share

     Net loss applicable to common shares includes adjustments for dividends, accretion and redemption amounts related to the Company's preferred stock. Net loss per common share is computed using the weighted average number of common shares and common share equivalents, unless antidilutive, outstanding during the year.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Stock Based Compensation

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which allows companies which have stock-based compensation arrangements with employees to adopt a new fair-value basis of accounting for stock options and other equity instruments, or to continue to apply the existing accounting rules under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" but with additional disclosure. The Company has adopted the disclosure provisions of SFAS 123 and therefore, the effect of adopting SFAS 123 did not have impact on its financial position, results of operations or cash flows as of, or for the year ended, December 31, 1996 (see Note 9).

  Reclassifications

     Certain reclassifications have been made to the prior year financial statements in order to conform to the current year presentation.

NOTE 2 -- SHORT-TERM INVESTMENTS

     Restricted short-term investments at December 31, 1995 consisted of certificates of deposit, which served primarily as collateral for the Company's line of credit that was repaid on March 31, 1996. There was no short-term investment balance at December 31, 1996.

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

NOTE 3 -- RECEIVABLES

     Receivables consist of the following:

                                                                           DECEMBER 31,
                                                                       --------------------
                                                                         1996        1995
                                                                       --------    --------
                                                                           (IN THOUSANDS)
    Trade accounts receivable.......................................   $  9,814    $ 11,549
    Unbilled receivables............................................      3,488       3,538
    Notes receivable................................................      2,475       2,808
    Employee receivables............................................        112         614
    Other receivables...............................................        188         539
                                                                       --------    --------
                                                                         16,077      19,048
    Allowance for uncollectible accounts receivable.................       (535)       (183)
    Allowance for uncollectible notes receivable....................       (320)     (1,350)
                                                                       --------    --------
                                                                         15,222      17,515
    Less: Current receivables, net..................................    (13,243)    (16,300)
                                                                       --------    --------
    Long-term receivables, net......................................   $  1,979    $  1,215
                                                                       ========    ========

     The Company's notes receivable balance of $2.5 million at December 31, 1996 includes $1,950,000 of notes resulting from the divestitures of previously owned operating units (the "Divestitures") made during 1995 and 1996 (see Note 6) and $525,000 of notes receivable from former stockholders of a subsidiary acquired in 1994.

NOTE 4 -- FIXED ASSETS

     Fixed assets consist of the following:

                                                                            DECEMBER 31,
                                                                         ------------------
                                                                          1996       1995
                                                                         -------    -------
                                                                           (IN THOUSANDS)
    Computer and office equipment.....................................   $ 4,953    $ 3,911
    Furniture and leasehold improvements..............................     1,131      1,199
    Furniture, fixtures and equipment under capital leases............     2,482      2,559
                                                                         -------    -------
                                                                           8,566      7,669
    Less: Accumulated depreciation....................................    (5,679)    (3,900)
                                                                         -------    -------
                                                                         $ 2,887    $ 3,769
                                                                         =======    =======

     Depreciation and amortization expense related to fixed assets in 1996, 1995, and 1994 totaled $1.7 million, $2.1 million, and $1.7 million, respectively. Included in depreciation and amortization expense in 1996, 1995, and 1994 were $580,000, $704,000, and $150,000 of amortization expense related to capital leases, respectively.

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

NOTE 5 -- SOFTWARE DEVELOPMENT AND PURCHASED TECHNOLOGY

     Capitalized software development and purchased technology consists of the following:

                                                                            DECEMBER 31,
                                                                         ------------------
                                                                          1996       1995
                                                                         -------    -------
                                                                           (IN THOUSANDS)
    Internally developed..............................................   $ 8,517    $ 7,064
    Purchased technology..............................................     3,149      2,910
                                                                         -------    -------
                                                                          11,666      9,974
    Less: Accumulated amortization....................................    (7,853)    (5,344)
                                                                         -------    -------
                                                                         $ 3,813    $ 4,630
                                                                         =======    =======

     During 1996, 1995 and 1994, amortization of capitalized software development and license costs totaled $2.6 million, $2.7 million and $3.0 million, respectively, and was included in cost of products sold. The Company expensed $3.4 million of purchased technology and $721,000 of capitalized software in 1995 due to the Divestitures. During 1994, the Company also charged to expense $8.7 million in capitalized software and purchased technology. The charge includes $5.3 million resulting from the 1994 restructuring plan related to products abandoned. The remaining $3.4 million charge, in 1994, relates to net realizability adjustments.

NOTE 6 -- DIVESTITURES OF BUSINESSES

     During 1996 and 1995, the Company engaged in a series of Divestitures resulting in losses of $921,000 and $9.3 million in 1996 and 1995, respectively. The Company received as consideration from the dispositions, cash and notes totaling $1.5 million and $4.3 million in 1996 and 1995, respectively.

     The following unaudited pro forma information assumes that the 1996 disposition of the Symmetrical Technologies, Inc. subsidiary occurred January 1, 1996. The unaudited pro forma information is not necessarily indicative of the results of future operations or the actual results that would have occurred had the transactions taken place at January 1, 1996 (in thousands, except share amounts):

                Revenue...........................................   $ 37,812
                Net loss..........................................   $(16,251)
                Net loss per common share.........................   $  (0.97)

NOTE 7 -- OTHER ACCRUED EXPENSES

     Other accrued expenses consist of the following:

                                                                             DECEMBER 31,
                                                                           ----------------
                                                                            1996      1995
                                                                           ------    ------
                                                                            (IN THOUSANDS)
    Accrued restructuring costs (see Note 12)...........................   $   --    $  324
    Accrued preferred dividends.........................................      714       527
    Accrued income and other taxes......................................    1,667     1,667
    Other...............................................................    1,507     1,134
                                                                           ------    ------
                                                                           $3,888    $3,652
                                                                           ======    ======

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

NOTE 8 -- BORROWING ARRANGEMENTS

     Borrowings consist of the following:

                                                                        DECEMBER 31,
                                                                     ------------------
                                                                      1996       1995
                                                                     -------    -------
                                                                       (IN THOUSANDS)
        Lines of credit...........................................   $    --      3,276
        Capital lease obligations bearing interest ranging from
          11.7% to 12.7%..........................................       957      1,702
        Term loans from French government agencies, non-interest
          bearing, due at various dates through 1997..............     1,098      1,162
        Term notes with financial institutions, bearing interest
          ranging from 8.8% to 10%, due at various dates through
          1997....................................................        96        489
                                                                     -------    -------
                                                                       2,151      6,629
        Less: Amounts due in one year.............................    (2,063)    (5,365)
                                                                     -------    -------
        Long-term debt and capital lease obligations..............   $    88    $ 1,264
                                                                     =======    =======

     At December 31, 1996, the Company maintained lines of credit which provided for borrowings up to $6.0 million, of which $5.0 million was issued by a stockholder of the Company and $1.0 million was issued by a French governmental agency. On December 31, 1996, the Company entered into a restricted $5 million line of credit agreement with a stockholder (the "Stockholder line of credit") to finance the buy back of the Series F Preferred Stock. The Stockholder line of credit bears interest at the prime rate (8.25% at December 31, 1996) plus 2% and is secured by the domestic accounts receivable of the Company, $6.4 million at December 31, 1996. In connection with the Stockholder line of credit, which expires on September 30, 1998, the Company issued warrants for the purchase of 129,000 shares of Common Stock. The fair value of the warrants is $192,000 which will be amortized over the term of the Stockholder line of credit as additional interest expense. The Company repaid and terminated its previous line of credit with a bank on March 31, 1996.

     The French Line of Credit is secured by accounts receivable of the Company's French operations and bears interest at the French interbank monetary market rate (3.29% at December 31, 1996) plus 3%. The line of credit terminates May 31, 1997. At December 31, 1996, there were no borrowings outstanding against the line of credit.

     The Company leases certain of its furniture and equipment under capital lease arrangements. Future minimum lease payments under these capital leases are: 1997, $925,000; 1998, $88,000; 1999, $10,000 and 2000, $7,000. Of the
$1,030,000 total lease payments, $73,000 represents interest.

NOTE 9 -- STOCKHOLDERS' EQUITY

  Common stock

     In March 1996, the Company completed a private placement of 934,634 shares of Common Stock, together with warrants to purchase an additional 64,000 shares of Common Stock, pursuant to Regulation D under the Securities Act of 1933. Net proceeds from the offering were $3.0 million. The Company subsequently registered the Common Stock and Common Stock issuable upon exercise of the warrants under the Securities Act of 1933.

     In March and June 1996, the Company also issued 421,040 and 404,611 shares, respectively, of Common Stock pursuant to Regulation S under the Securities Act of 1933. Proceeds from the offerings were $1.7 million and $1.3 million, respectively.

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

NOTE 9 -- STOCKHOLDERS' EQUITY -- (CONTINUED)

  Series A Preferred Stock

     The Series A Cumulative Convertible Preferred Stock ("Series A Preferred") stockholders are entitled to cumulative dividends at the rate of $2.00 per year, payable quarterly, and can convert to common stock at a rate of 1.8116 shares of common for each share of Series A Preferred (an effective conversion price of $13.80), subject to adjustment in certain circumstances. In 1996, the Company paid $3.2 million in dividends to the Series A Preferred stockholders. The Series A Preferred stockholders vote as a class to approve or disapprove any issuance of any securities senior to or on parity with the Series A Preferred with respect to dividends or distributions. The Series A Preferred has a liquidation preference of $25.00 per share, plus accumulated unpaid dividends. At December 31, 1996, the Series A Preferred was convertible into 2,907,663 shares of Common Stock.

  Series E and G Preferred Stock

     The three shares of Series E Convertible Preferred Stock outstanding at December 31, 1995 were converted during 1996 into 10,389 shares of Common Stock. During 1996, all 200 shares of Series G Convertible Preferred Stock were converted into 551,546 shares of Common Stock.

  Series H and I Preferred Stock

     In June 1996, the Company completed two offerings, one pursuant to Regulation S under the Securities Act of 1933 of 300 shares of Series H Convertible Preferred Stock and warrants to purchase 80,000 shares of Common Stock, and the other pursuant to Regulation D under the Securities Act of 1933 of 300 shares of Series I Convertible Preferred Stock, both at $10,000 per share from which it received net proceeds of $5.9 million. The proceeds have been used for working capital and general corporate purposes. In connection with the sale of the Series I Convertible Preferred Stock, the Company agreed to register the Series I Preferred Stock and the Common Stock issuable upon exercise of the Series I. At December 31, 1996, 40 shares of Series H Preferred Stock had been converted into 116,082 shares of Common Stock and all 300 shares of Series I Preferred Stock had been converted into 1,272,214 shares of Common Stock. At December 31, 1996, the remaining shares of Series H Preferred Stock were convertible into 885,956 shares of Common Stock.

     The Series H Preferred Stock has a per share liquidation preference, subordinate to the liquidation preferences of the other series of previously issued and outstanding Preferred Stocks, of an amount per share equal to the sum of $10,000 plus 12% per annum simple interest thereon since the date of issuance. Each share is convertible at the option of the holder into the number of shares of Common Stock determined by dividing an amount equal to the initial purchase price of $10,000 by $3.50. Commencing on December 27, 1996, the Company may redeem the shares at the initial purchase price, if the holder does not exercise his conversion rights, and the holder may submit the shares for redemption at that price, in which case the Company may elect to pay the cash redemption price or issue a number of shares of Common Stock equal to that price, with the value of the Common Stock being determined by its average closing bid price for the five trading days immediately preceding the notice of redemption (the "Average Bid Price"). The Series H Preferred Stock has a dividend rate of 8% which is payable at the time of conversion or redemption in cash or shares of Common Stock, as elected by the Company, with the value of the Common Stock being determined by the Average Bid Price.

     The Series I Preferred Stock had a per share liquidation preference, subordinate to the liquidation preferences of the other series of previously issued and outstanding Preferred Stocks, of an amount per share equal to the sum of $10,000 plus an amount equal to accrued but unpaid dividends per share since the date of issuance. Each share was convertible at the option of the holder into the number of shares of Common Stock

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

NOTE 9 -- STOCKHOLDERS' EQUITY -- (CONTINUED)

("Conversion Shares") determined by dividing an amount equal to the initial purchase price of $10,000 by the lesser of $4.00 and 81% of the average bid price. The Series I Preferred Stock had a dividend rate of 6% which was paid at the time of conversion into shares of Common Stock, as elected by the Company.

  Series J Preferred Stock

     In September 1996, the Company completed an offering pursuant to Regulation D under the Securities Act of 1933, of 500 shares of Series J Convertible Preferred Stock at $10,000 per share from which it received net proceeds of $5.0 million. The proceeds have been used for working capital and general corporate purposes. In connection with the sale of the Series J Convertible Preferred Stock, the Company agreed to register the Series J Preferred Stock and the Common Stock issuable upon exercise of the Series J. At December 31, 1996, 110 shares of Series J Preferred Stock had been converted into 406,668 shares of Common Stock and the remaining shares of Series J Preferred Stock were convertible into 1,295,372 shares of Common Stock.

     The Series J Preferred Stock has a per share liquidation preference, subordinate to the liquidation preferences of the other series of previously issued and outstanding Preferred Stocks, of an amount per share equal to the sum of $10,000 plus an amount equal to accrued but unpaid dividends per share since the date of issuance. Each share is convertible at the option of the holder into the number of shares of Common Stock ("Conversion Shares") determined by dividing an amount equal to the initial purchase price of $10,000 by the lesser of $3.13 and 81% of the average bid price. The Company may, commencing on September 30, 1997, require conversion if the Series J Preferred Stock and underlying Common Stock have been registered under the Securities Act for at least ten trading days. When the Average Bid Price is less than $3.13, the Company, subject to the rights of senior securities regarding redemption, may redeem shares of Series J Preferred Stock submitted for conversion at a price per share equal to the amount determined by multiplying the number of Conversion Shares by the Average Bid Price. The Series J Preferred Stock has a dividend rate of 6% which is payable at the time of conversion or redemption in cash or shares of Common Stock, as elected by the Company.

  Stock purchase warrants

     The Company has the following warrants outstanding at December 31, 1996:

                                                                                  WARRANTS
         ISSUABLE            WARRANTS       EXERCISE                             OUTSTANDING        SHARES
         ISSUANCE             ISSUED       PRICE RANGE        EXPIRATION        DEC. 31, 1996    UPON EXERCISE
--------------------------   ---------    -------------   -------------------   -------------    -------------
Pre-IPO...................     148,993        $1.00            May 1997              33,663           33,663
IPO Units.................   1,595,000       $5.993            May 1997             654,392          850,710
Placement agents..........     397,472    $5.71-$14.88    May 1997-Oct. 1998        307,472          467,082
Other.....................     350,334    $3.063-$7.00    Jan. 1997-June 2001       275,334          275,334
Series A Preferred........     140,000       $22.77          December 1998          140,000          253,624
Series D Preferred........     227,068        $7.57            July 2000            227,068          227,068
Series E Preferred........      34,400        $7.20            July 2000             34,400           34,400
Private Placement.........     179,400     $3.50-$4.00      Nov.-Dec. 2000          179,400          179,400
Series G Preferred........      40,000        $3.75          December 2000           40,000           40,000
Series H Preferred........      80,000        $3.50            June 2001             80,000           80,000
                             ---------                                            ---------        ---------
                             3,192,667                                            1,971,729        2,441,281
                             =========                                            =========        =========

  Stock option plans

     During 1994, 1995 and 1996, the Company granted options to buy Common Stock of the Company under five stock option plans. Certain options qualify as incentive stock options under the Internal Revenue Code.

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

NOTE 9 -- STOCKHOLDERS' EQUITY -- (CONTINUED)

The vesting and the terms of any option granted under the plans are determined by the Board of Directors with the requirement that the term of an incentive stock option shall not exceed ten years. To date, options granted range from five- to ten-year terms. The exercise price per share of Common Stock subject to an incentive stock option will not be less than the fair market value at the time of grant. The Company has also issued non-qualified plan options. An aggregate of 9.1 million shares have been authorized for issuance under the Company's stock option plans.

     Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1995 and 1996, respectively: average risk-free interest rates of 6.6% and 6.7%; dividend yields of 0.0%; volatility factors of the expected market price of the Company's common stock of .63; and a weighted-average expected life of the option of 5 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma loss is $35.6 million and $23.1 million for 1995 and 1996, respectively, and pro forma loss per share is $2.46 and $1.12 for 1995 and 1996, respectively. The effect of applying SFAS 123 on the 1995 and 1996 pro forma net loss is not necessarily representative of the effects on reported net loss and net loss per share for future years due to, among other things, 1) the vesting period of the stock options and the 2) fair value of additional stock options in future years.

     The following table summarizes the activity in stock options issued by the
Company:

                                                                             EXERCISE
                                                                 ---------------------------------
                                                                  OPTIONS             PRICE
                                                                 ----------    -------------------
    Balance, January 1, 1994..................................    3,183,250        $1.00 - $12.38
         Granted..............................................    2,967,000         3.38 -  12.38
         Exercised............................................     (321,658)        1.00 -   7.63
         Canceled.............................................     (560,792)        1.00 -  12.13
                                                                  ---------
    Balance, December 31, 1994................................    5,267,800         1.00 -  12.38
         Granted..............................................    2,486,250         3.32 -   6.82
         Exercised............................................      (89,957)        2.25 -   3.75
         Canceled.............................................   (1,163,769)        2.25 -  12.38
                                                                  ---------
    Balance, December 31, 1995................................    6,500,324         1.00 -  12.38
         Granted..............................................    1,454,000         2.69 -   4.50
         Exercised............................................      (88,869)        1.00 -   3.75
         Canceled.............................................     (851,619)        1.00 -   6.82
                                                                  ---------
    Balance, December 31, 1996................................    7,013,836        $1.00 - $ 8.75
                                                                  =========

     At December 31, 1996, options to purchase 3,125,102 shares had vested and were exercisable at a weighted average exercise price of $3.90 per share and had a weighted average contractual life of 6.5 years.

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

NOTE 10 -- REDEEMABLE PREFERRED STOCK

     In December 1996, the Company entered into an agreement with the holder of the Series F Preferred Stock to redeem the shares for an aggregate of $9.9 million or $5.50 per share. The agreement requires the Company to make payments totaling $6.6 million through June 30, 1997, and an additional $3.6 million on January 31, 1998. The $3.6 million payment due on January 31, 1998, is subject to certain acceleration terms that are under the control of the Company. Under the agreement, the outstanding obligation amount will compound at 8% per annum, commencing October 1, 1996. The reduction of the Company's Series F redemption obligation under the terms of the agreement resulted in a $6.0 million increase in stockholders' equity.

NOTE 11 -- INCOME TAXES

     The source of the loss before income taxes was from the following jurisdictions:

                                                                       YEAR ENDED DECEMBER
                                                                               31,
                                                                       --------------------
                                                                         1996        1995
                                                                       --------    --------
                                                                          (IN THOUSANDS)
    U.S.............................................................   $(16,332)   $(23,480)
    Foreign.........................................................     (1,077)     (1,763)
                                                                       --------    --------
                                                                       $(17,409)   $(25,243)
                                                                       ========    ========

     The income tax expense (benefit) consists of the following:

                                                                       YEAR ENDED DECEMBER
                                                                               31,
                                                                       --------------------
                                                                         1996        1995
                                                                       --------    --------
                                                                          (IN THOUSANDS)
    Current tax expense (benefit):
         U.S. Federal...............................................   $     --    $     51
                                                                       --------    --------
         State and local............................................         --          --
                                                                       --------    --------
         Foreign....................................................         --          --
                                                                       --------    --------
    Deferred tax expense:
         Foreign....................................................        (68)       (331)
                                                                       --------    --------
    Total income tax................................................   $    (68)   $   (280)
                                                                       ========    ========

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

NOTE 11 -- INCOME TAXES -- (CONTINUED)

     Deferred tax assets and liabilities are comprised of the following:

                                                                           DECEMBER 31,
                                                                       --------------------
                                                                         1996        1995
                                                                       --------    --------
                                                                          (IN THOUSANDS)
    Deferred tax assets:
         Net operating losses.......................................   $ 24,419    $ 12,180
         Other......................................................      1,659       1,997
                                                                       --------    --------
              Gross deferred tax assets.............................   $ 26,078    $ 14,177
                                                                       ========    ========
    Deferred tax liabilities:
         Software development costs.................................     (1,372)     (1,661)
                                                                       --------    --------
              Gross deferred tax liabilities........................     (1,372)     (1,661)
    Deferred tax asset valuation allowance..........................    (24,752)    (13,032)
                                                                       --------    --------
                                                                       $    (46)   $  ( 516)
                                                                       ========    ========
    Current deferred tax assets (included in prepaid and other
      current assets net of valuation allowance)....................   $    254    $    257
    Non-current deferred tax liabilities............................       (300)       (773)
                                                                       --------    --------
                                                                       $    (46)   $   (516)
                                                                       ========    ========

     Income tax expense (benefit) differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to the loss before income taxes as a result of the following differences:

                                                                             YEAR ENDED
                                                                            DECEMBER 31,
                                                                          ----------------
                                                                          1996       1995
                                                                          -----      -----
                                                                           (IN THOUSANDS)
    Statutory U.S. tax rate benefit....................................   (34.0)%    (34.0)%
    State income taxes, net............................................    (4.0)      (4.0)
    Operating losses and tax credits with no current tax benefit.......    37.5       31.0
    Other..............................................................     0.1        5.9
                                                                          -----      -----
                                                                             --         --
                                                                           (0.4)%     (1.1)%
                                                                          =====      =====

     As of December 31, 1996, the Company had net operating loss and research tax credit carryforwards of approximately $53 million and $913,000, respectively, for U.S. income tax purposes which expire in years through 2010. The Company experienced changes in ownership during prior years which triggered certain limitations under Internal Revenue Code Section 382. Accordingly, the utilization of the net operating loss and research tax credits will be limited in future years due to the changes in ownership.

     Provision has not been made for U.S. or additional foreign taxes on undistributed earnings of foreign subsidiaries. The earnings have been and will continue to be reinvested in those subsidiaries. These earnings could become subject to additional tax if they were remitted as dividends, if they were loaned to the Company or a U.S. affiliate, or if the Company sold its stock in the subsidiaries. It is not practicable to estimate the amount of additional tax that might be payable on the foreign earnings; however, the Company believes that, due to the operation of the foreign tax credits, any foreign tax credits would largely eliminate any U.S. tax and offset any foreign tax.

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

NOTE 12 -- RESTRUCTURING CHARGES AND CAPITALIZED SOFTWARE WRITE-OFFS

     At December 31, 1996, the Company's 1994 restructuring plan (the "Plan") was complete. In accordance with the Plan, 90 employees had been terminated and/or resigned and the Company's excess leased property was sublet through the lease termination date. Under the Plan, the Company incurred net changes in estimate of $175,000 and $1.4 million in 1996 and 1995, respectively and net restructuring charges of $1.7 million in 1994. In conjunction with the Plan, the Company also expensed capitalized software of $5.3 million in 1994.

NOTE 13 -- BUSINESS SEGMENTS

     The Company sells its products and services through a single industry segment to a wide variety of customers throughout the United States and Western Europe. The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral from its customers.

     The following table sets forth summary information for the years ended December 31, 1996, 1995 and 1994 (in thousands):

                                                                         UNITED     WESTERN
                                                                         STATES     EUROPE
                                                                        --------    -------
    1996:
         Revenue.....................................................   $ 21,383    $18,094
         Net loss....................................................    (16,332)    (1,009)
         Total assets................................................     22,718     14,060
    1995:
         Revenue.....................................................   $ 38,367    $30,784
         Net loss....................................................    (23,531)    (1,432)
         Total assets................................................     30,654     19,310
    1994:
         Revenue.....................................................   $ 37,619    $29,409
         Net loss....................................................    (35,360)    (4,265)
         Total assets................................................     43,963     27,908

     Revenue in 1996 included sales to the U.S. Government and French Government totaling $1.1 million and $10.3 million, respectively. Revenue in 1995 included sales to the U.S. Government and French Government totaling $1.7 million and $9.6 million, respectively. Revenue in 1994 included sales to the U.S. Government and French Government totaling $3.3 million and $7.6 million, respectively.

NOTE 14 -- COMMITMENTS

     The Company leases its corporate office, sales offices, assembly facilities and certain equipment under non-cancelable operating leases certain of which provide for annual escalations that are amortized over the lease term and pro rata operating expense reimbursements. Rent expense related to these leases was $1.6 million, $2.7 million and $2.9 million for the years ended December 31, 1996, 1995, and 1994, respectively.

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

NOTE 14 -- COMMITMENTS -- (CONTINUED)

     Future minimum lease payments under non-cancelable operating leases are as follows (in thousands):

                                    YEAR ENDING
                                    DECEMBER 31,
            ------------------------------------------------------------
              1997......................................................   $1,328
              1998......................................................    1,076
              1999......................................................      940
              2000......................................................      363
              Thereafter................................................       --
                                                                           ------
                                                                           $3,707
                                                                           ======

NOTE 15 -- CONTINGENCIES

  Department of Justice, Securities and Exchange Commission and Company internal investigations

     During November 1996, the Company received a letter from the Securities and Exchange Commission advising the Company that it was terminating an investigation that it had been conducting. In 1994, the Company learned that it was the subject of investigation by the Commission and the U.S. Attorney's Office in the Southern District of New York which the Company understood was focused on certain accounting issues, including questions relating to capitalization of software and pooling-of-interests accounting treatment for certain acquisitions, and certain matters related to activities during the years 1992 and 1993. The Company has had no communications with the U.S. Attorney's Office from the date it received the letter from the SEC.

  Other

     Dorotech, which was acquired in October 1993, had previously co-guaranteed the lease payment of ATG Gigadisc SA ("ATG"), a former affiliated company, under a sale and leaseback of land and buildings ending April 2007. As part of the December 1996 Series F Preferred Stock redemption agreement (See Note 10), the holder of the Series F Preferred Stock agreed to use best efforts to obtain a release from the landlord.

     The Company is also subject to other legal proceedings and claims which are in the ordinary course of business. Management believes that the outcome of such matters will not have a material impact on the Company's financial position or its result of operations.

NOTE 16 -- RELATED PARTY TRANSACTIONS

     The Company has employment and consulting agreements with individuals who are current or former members of the Board of Directors and officers of the Company. The Company has five year agreements with the Chairman of the Board of Directors and Secretary and with the former Chairman of the Board of Directors and his consulting firm. The Company also has a five year consulting agreement with another former Director and his consulting firm. The Company recognized total compensation expense of approximately $715,000 and $898,000 in 1996 and 1995, respectively, related to these employment and consulting agreements.

     During December 1996, the Company and a stockholder entered into a line of credit agreement. At December 31, 1996, there were no borrowings against the line of credit (see Note 8).

     The Company holds two notes receivable totaling $525,000 from two former stockholders of a subsidiary acquired in 1994 due and payable December 1998. Interest accrues at 6.55% per annum.

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

NOTE 17 -- EMPLOYEE PROFIT SHARING PLANS AND 401K PLAN

     The Company has a mandatory and a voluntary profit sharing plan covering substantially all employees in France. Contributions to the plans are based upon earnings of the French operations. Plan contributions in 1996 totaled $28,000, while there were no contributions made to the plans in 1995 and 1994.

     The Company also sponsors, in the United States, a 401K plan which covers all full-time employees. Participants in the plan may make contributions of up to fifteen percent of pre-tax annual compensation. The Company may make discretionary matching contributions at the option of the Board of Directors. The Company made no contributions in 1996, 1995 or 1994.

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                      DECEMBER
                                                                         JUNE 30,        31,
                                                                           1997         1996
                                                                         ---------    ---------
                                                                         (UNAUDITED)
                                            ASSETS
Current assets:
     Cash and cash equivalents........................................   $   1,845    $   7,601
     Accounts and notes receivable, net...............................      13,482       13,243
     Inventories......................................................       1,602        1,503
     Prepaid expenses and other.......................................       2,265        2,362
                                                                         ---------    ---------
          Total current assets........................................      19,194       24,709
Fixed assets, net.....................................................       2,439        2,887
Long-term notes receivable, net.......................................       1,697        1,979
Software development costs and purchased technology, net..............       3,496        3,813
Goodwill, net.........................................................       2,473        3,237
Other assets..........................................................         140          153
                                                                         ---------    ---------
          Total assets................................................   $  29,439    $  36,778
                                                                         =========    =========
                              LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
     Current debt maturities and obligations under capital leases.....   $   1,243    $   2,063
     Accounts payable.................................................       3,326        3,185
     Accrued compensation and related expenses........................       2,168        1,891
     Deferred revenue.................................................       4,329        3,789
     Other accrued expenses...........................................       3,582        3,888
                                                                         ---------    ---------
          Total current liabilities...................................      14,648       14,816
Long-term debt and obligations under capital leases...................       5,186           88
Deferred income taxes.................................................         338          300
                                                                         ---------    ---------
          Total liabilities...........................................      20,172       15,204
Commitments
Redeemable Series F preferred stock, 792,186 and 1,792,186 shares
  issued and outstanding..............................................       6,357        9,857
Stockholders' equity:
     Preferred stock, $.0001 par value, 20,000,000 shares authorized;
      1,605,125 and 1,605,675 shares issued and outstanding
     Common stock, $.0001 par value, 50,000,000 shares authorized;
      25,177,743 and 22,896,612 shares issued and outstanding.........           3            2
     Additional paid-in-capital.......................................     122,709      124,429
     Accumulated deficit..............................................    (119,298)    (113,098)
     Translation adjustment...........................................        (504)         384
                                                                         ---------    ---------
     Total stockholders' equity.......................................       2,910       11,717
                                                                         ---------    ---------
          Total liabilities and stockholders' equity..................   $  29,439    $  36,778
                                                                         =========    =========

   The accompanying notes are an integral part of these financial statements.

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                      THREE MONTHS ENDED JUNE 30,
                                                                      ---------------------------
                                                                           1997          1996
                                                                        ----------    ----------
Revenue:
     Products........................................................   $    4,098    $    3,394
     Services........................................................        5,236         5,735
                                                                        ----------    ----------
                                                                             9,334         9,129
                                                                        ----------    ----------
Costs and expenses:
     Cost of products sold...........................................        2,198         2,367
     Cost of services provided.......................................        3,934         4,471
     Sales and marketing.............................................        3,640         4,351
     General and administrative......................................        1,689         3,102
     Product development.............................................        1,266         1,327
     Restructuring costs.............................................           --           (19)
                                                                        ----------    ----------
                                                                            12,727        15,599
                                                                        ----------    ----------
Loss before investment and interest income and income taxes..........       (3,393)       (6,470)
     Investment and interest income (expense), net...................          (64)           87
                                                                        ----------    ----------
Loss before income taxes.............................................       (3,457)       (6,383)
     Income tax (benefit) provision..................................           61          (114)
                                                                        ----------    ----------
Net loss.............................................................       (3,518)       (6,269)
                                                                        ----------    ----------
Preferred stock preferences..........................................         (930)         (865)
                                                                        ----------    ----------
Net loss applicable to common shares.................................   $   (4,448)   $   (7,134)
                                                                        ==========    ==========
Net loss per common share............................................   $    (0.18)   $    (0.35)
                                                                        ==========    ==========
Weighted average shares outstanding..................................   24,963,956    20,208,855
                                                                        ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                         SIX MONTHS ENDED JUNE
                                                                                  30,
                                                                        ------------------------
                                                                           1997          1996
                                                                        ----------    ----------
Revenue:
     Products........................................................   $    8,366    $    9,390
     Services........................................................       10,087        10,281
                                                                        ----------    ----------
                                                                            18,453        19,671
                                                                        ----------    ----------
Costs and expenses:
     Cost of products sold...........................................        4,156         5,807
     Cost of services provided.......................................        7,816         8,275
     Sales and marketing.............................................        7,252         8,320
     General and administrative......................................        3,300         5,527
     Product development.............................................        2,308         3,061
     Gain from extinguishment of debt................................         (267)           --
     Exchange fee and gain on sale of asset, net.....................           --           619
     Restructuring costs.............................................           --          (175)
                                                                        ----------    ----------
                                                                            24,565        31,434
                                                                        ----------    ----------
Loss before investment and interest income and income taxes..........       (6,112)      (11,763)
     Investment and interest income (expense), net...................          (33)          146
                                                                        ----------    ----------
Loss before income taxes.............................................       (6,145)      (11,617)
     Income tax (benefit) provision..................................           55           (12)
                                                                        ----------    ----------
Net loss.............................................................       (6,200)      (11,605)
                                                                        ----------    ----------
Preferred stock preferences..........................................       (1,906)       (1,884)
                                                                        ----------    ----------
Net loss applicable to common shares.................................   $   (8,106)   $  (13,489)
                                                                        ==========    ==========
Net loss per common share............................................   $    (0.33)   $    (0.69)
                                                                        ==========    ==========
Weighted average shares outstanding..................................   24,715,116    19,560,045
                                                                        ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                     PREFERRED STOCK        COMMON STOCK       ADDITIONAL
                                    -----------------    ------------------     PAID-IN      ACCUMULATED    TRANSLATION
                                     SHARES      AMT.      SHARES      AMT.     CAPITAL        DEFICIT      ADJUSTMENT     TOTAL
                                    ---------    ----    ----------    ----    ----------    -----------    ----------    -------
BALANCE DECEMBER 31, 1996........   1,605,675     $--    22,896,612     $2      $124,429      $(113,098)      $  384      $11,717
Issuance of common stock upon
  exercise of warrants...........                            23,331                   23                                       23
Conversion of preferred stock....        (550)            2,257,800      1                                                      1
Offering costs on issuance of
  preferred stock................                                                    (25)                                     (25)
Issuance of warrants and
  extension......................                                                    188                                      188
Dividends on preferred stock.....                                                 (1,906)                                  (1,906)
Translation adjustment...........                                                                               (888)        (888)
Net loss.........................                                                                (6,200)                   (6,200)
                                    ---------     ---    ----------     --      --------      ---------       ------      -------
BALANCE JUNE 30, 1997............   1,605,125     $--    25,177,743     $3      $122,709      $(119,298)      $ (504)     $ 2,910
                                    =========     ===    ==========     ==      ========      =========       ======      =======

   The accompanying notes are an integral part of these financial statements.

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                       SIX MONTHS ENDED JUNE 30,
                                                                       -------------------------
                                                                        1997             1996
                                                                       -------         --------
                                                                            (IN THOUSANDS)
Cash flows from operating activities:
  Net loss..........................................................   $(6,200)        $(11,605)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization..................................     2,550            2,934
     Gain on sale of asset..........................................        --             (111)
     Restructuring costs............................................        --             (175)
     Other non-cash items...........................................        10               --
     Changes in assets and liabilities:
       Accounts and notes receivable................................      (836)           2,673
       Inventories..................................................      (182)             533
       Prepaid expenses and other...................................       190             (732)
       Accounts payable.............................................       474           (1,523)
       Accrued compensation and related expenses....................       418             (290)
       Accrued expenses, other......................................      (212)           2,053
       Deferred revenues............................................       641             (792)
       Deferred income taxes........................................        74              (91)
                                                                       -------         --------
Net cash used in operating activities...............................    (3,073)          (7,126)
                                                                       -------         --------
Cash flows from investing activities:
  Sale of short-term investments....................................        --              111
  Capitalized software development and license costs................      (751)          (1,125)
  Purchases of fixed assets.........................................      (410)            (582)
                                                                       -------         --------
Net cash used in investing activities...............................    (1,161)          (1,596)
                                                                       -------         --------
Cash flows from financing activities:
  Proceeds from issuance of common and preferred stocks, net........        (2)          11,902
  Cash dividends paid on Series A preferred stock...................    (1,605)          (1,605)
  Cash dividends paid on Series F preferred stock...................      (174)              --
  Payments on Mandatory Redeemable Preferred Stock..................    (3,500)              --
  Proceeds from borrowings and short-term investments...............     5,000               --
  Proceeds from sale and leaseback of fixed assets..................        --              196
  Proceeds from Notes Receivable related to business divestitures...        60               --
  Principal payments on capital lease obligations...................      (536)            (423)
  Principal payments on debt........................................      (633)            (213)
                                                                       -------         --------
Net cash (used in) provided by financing activities.................    (1,390)           9,857
                                                                       -------         --------
Effect of exchange rate changes on cash and cash equivalents........      (132)             (81)
Net decrease in cash and cash equivalents...........................    (5,756)           1,054
Cash and cash equivalents at beginning of year......................     7,601            9,359
                                                                       -------         --------
Cash and cash equivalents at June 30................................   $ 1,845         $ 10,413
                                                                       =======         ========
Supplemental Cash Flow Information:
  Interest paid.....................................................   $   234         $    185
  Income taxes paid.................................................   $   198         $     88

   The accompanying notes are an integral part of these financial statements.

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996

1. BASIS OF PRESENTATION

     The unaudited financial statements presented herein have been prepared in accordance with the instructions to Form 10-Q and should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, which include information and note disclosures not included herein. In the opinion of management all adjustments, which include only those of a normal recurring nature, necessary to fairly present the Company's financial position, results of operations and cash flows have been made to the accompanying financial statements. The results of operations for the six month period ended June 30, 1997 may not be indicative of the results that may be expected for the year ending December 31, 1997.

     Certain reclassifications have been made to the prior period financial statements to conform to the current period presentation.

2. NEW ACCOUNTING PRONOUNCEMENT

     In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of Statement 128 on the calculation of the primary and fully diluted earnings per share is not expected to be material.

3. REDEEMABLE PREFERRED STOCK

     During the first quarter of 1997, the Company redeemed 1,000,000 shares of Series F Preferred Stock for $3,500,000. The Company used proceeds from its line of credit to finance the Series F Preferred share buy back.

     During the second quarter of 1997, the Company was to have redeemed the remaining 792,186 shares of Series F Preferred Stock for $2,772,651. Under an amendment to the December 1996 redemption agreement, the $2,772,651 payment is now due on January 31, 1998, subject to certain acceleration terms related to the occurrence of certain events that are under the control of the Company.

4. LINE OF CREDIT

     During the second quarter of 1997, the Company drew the remaining $1,500,000 from its $5,000,000 line of credit established to finance the Series F Preferred share buy back. As part of the additional borrowing, the use of proceeds restriction was amended to allow its use for general corporate purposes and the Company entered into an amendment to the security agreement, which expanded the lender's security interest to include all personal property of the Company, including without limitation, (1) all personal property of the Company,
(2) all leases, licenses, permits, (3) all 1VIEW software products intellectual property now owned or hereafter developed by the Company, (4) all inventory, (5) all accounts, contract rights, chattel papers, instruments, general intangibles, documents, other obligations, monies, revenues, credits, claims, goodwill and causes of action. (6) all trade or service names, trademarks, service marks, logos and all patents, patent applications, copyrights, licensing agreements and royalty payments, (7) proceeds of the foregoing, and (8) all of the capital stock of Dorotech, S.A.

5. NASDAQ-NMS MAINTENANCE REQUIREMENTS

     At June 30, 1997, the Company had not maintained net tangible assets of at least $4 million, which is one of the quantitative maintenance criteria for inclusion of the Company's securities on Nasdaq-NMS. To

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

5. NASDAQ-NMS MAINTENANCE REQUIREMENTS -- (CONTINUED)

remedy the short-fall and offset any adverse impact, the Company issued, during July 1997 3,300 shares of Series K Convertible Preferred Stock ("Series K Stock") and warrants and received net proceeds of $2.9 million. Pursuant to the terms of the offering, the purchasers are also required to make additional purchases of shares for $3.0 million upon the Company's achievement of certain performance milestones and the satisfaction of certain other conditions and an additional $4.7 million at their option (See Note 6). Although the Company believes that it can maintain the required net tangible assets of at least $4 million through additional issuances of its Series K Stock or other additional offerings of equity securities, there can be no assurance that the Company will complete such offerings or that, if completed, they will be on terms favorable to the Company or in an amount sufficient to permit the Company to continue to maintain net tangible assets of at least $4 million.

6. SUBSEQUENT EVENTS

     During July 1997, the Company issued, pursuant to a private placement exemption under the Securities Act of 1933, as amended, 8% Convertible Notes due July 8, 2002 totaling $1.8 million. The notes are convertible into the Company's Common Stock beginning 45 days after issue at a conversion price of $1.875 per share, the price on the issue date.

     On or after October 30, 1997, the holders have the right to redeem the convertible notes plus accrued interest on one business days' notice to the Company in cash or shares of Common Stock, at the Company's election. On or after October 30, 1997, the Company has the right to redeem the convertible notes plus accrued interest on 30 days' notice to the holders in cash or share of Common Stock, at the holders' election. If shares of Common Stock are used, Common Stock is issued at a rate of 90% of the previous 5 trading days average closing bid price. The interest is compounded semi-annually. The warrants issued to the investors have an exercise price of $1.875 per share and expire on July 8, 2000.

     During July 1997, the Company agreed to issue up to 11,000 units ("Units") consisting of one share of Series K Stock and warrants to acquire 75 shares of Common Stock at an exercise price of $2.40 per share at the price of $1,000 per Unit. On July 28, 1997, the Company issued 3,300 Units and received net proceeds of $2.9 million. The Company also issued warrants to purchase 162,462 shares of Common Stock at $1.625 per share to the placement agent in the transaction. In accordance with the terms of the offering, the proceeds will be used for working capital and general corporate purposes. Pursuant to the terms of the offering, the purchasers are required to make additional purchases of the units for $3.0 million upon the Company's achievement of certain performance milestones and the satisfaction of certain other conditions and the remaining $4.7 million is to be offered to the purchasers and the purchasers, at their option, may elect to make purchases of the units. In connection with the sale of the units, the Company agreed to register the Common Stock issuable upon the conversion of the preferred stock and the execute of the warrants.

     The Series K Preferred Stock has a per share liquidation preference, subject to the liquidation preferences of the Series A Preferred Stock, the Series F-1, F-2, F-3 and F-4 Preferred and the Series H Preferred Stock of an amount equal to the sum of $1,000 plus 7% per annum simple interest thereon for the period since the date of issuance. Each share is convertible at the option of the holder into the number of shares of Common Stock determined by dividing an amount equal to the initial purchase price of $1,000 by the lesser of (1) $2.00 and (2) the lowest closing sale price for the Common Stock for the ten trading days immediately preceding the conversion multiplied by the "Conversion Percentage." The "Conversion Percentage" is (a) 105% prior to the 61st day following July 28, 1997 (the "First Closing Date"), (b) 96% for the period between the 61st and the 90th day following the First Closing Date, (c) 85% for the period between the 91st and the 180th day following the First Closing Date, and (d) 81% for the period after the 180th day following the First Closing Date. The Series K Stock has a dividend rate of 7% per annum which is payable at the time of conversion or redemption in cash or shares of Common Stock, as elected by the Company.

                  NETWORK IMAGING CORPORATION AND SUBSIDIARIES

6. SUBSEQUENT EVENTS -- (CONTINUED)

     During July 1997, the Company announced that it was suspending the dividend payment to holders of Series A Cumulative Convertible Preferred Stock ("Series A Stock"). Holders of Series A Stock did not receive dividends payable for the three months ended July 31, 1997 in the amount of $0.50 per share or $802,512.50 in the aggregate. In the event the Company fails to pay a required quarterly dividend, the impact of such failure is that the conversion price is reduced by $0.50 per share. Further, if the Company fails to pay four quarterly dividends, the Series A shareholders are entitled to elect one director to the Company's Board of Directors.

                                                                      APPENDIX A

                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS

                                       OF

                      SERIES K CONVERTIBLE PREFERRED STOCK

                                       OF

                          NETWORK IMAGING CORPORATION

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

     Network Imaging Corporation, a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.

     RESOLVED, that pursuant to the authority granted to and vested in the board of directors of this corporation (the "BOARD OF DIRECTORS" or the "BOARD") in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.0001 per share (the "PREFERRED STOCK"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

     Series K Convertible Preferred Stock:

                           I. DESIGNATION AND AMOUNT

     The designation of this series, which consists of 11,000 shares of Preferred Stock, is the Series K Convertible Preferred Stock (the "SERIES K PREFERRED STOCK") and the face amount shall be One Thousand U.S. Dollars ($1000.00) per share (the "FACE AMOUNT").

                                II. NO DIVIDENDS

     The Series K Preferred Stock will bear no dividends, and the holders of the Series K Preferred Stock shall not be entitled to receive dividends on the Series K Preferred Stock.

                            III. CERTAIN DEFINITIONS

     For purposes of this Certificate of Designation, the following terms shall have the following meanings:

     A. "CLOSING PRICE" means, for any security as of any date, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series K Preferred Stock if Bloomberg Financial Markets is not then reporting Closing Prices of such security (collectively, "BLOOMBERG"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series K Preferred Stock, with the costs of such appraisal to be borne by the Corporation.

     B. "CONVERSION DATE" means, for any Optional Conversion, the date specified in the notice of conversion in the form attached hereto (the "NOTICE OF CONVERSION"), so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before Midnight, New York City time, on the Conversion Date indicated in the Notice of Conversion. If the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the holder faxes or otherwise delivers the Notice of Conversion to the Corporation. The Conversion Date for the Required Conversion at Maturity shall be the Maturity Date (as such terms are defined in Paragraph D of Article IV).

     C. "CONVERSION PERCENTAGE" shall initially have the meaning set forth below during each of the periods set forth below. In the event, the Corporation's Common Stock is no longer designated for quotation on the Nasdaq National Market ("NASDAQ") and is designated for quotation on the Nasdaq Small Cap Market, the Conversion Percentage for each of the periods set forth below shall be permanently reduced by two percent (2%). The Conversion Percentages also shall be subject to adjustment as provided herein and as provided in Section 2(c) of the Registration Rights Agreement (as defined herein):

                                                THEN THE CONVERSION
       IF THE CONVERSION DATE IS:                 PERCENTAGE IS:
----------------------------------------    ---------------------------
Prior to the 61st day following the                    105%
  First Closing Date
On or after the 61st day following the                  96%
  First Closing Date and prior to the
  91st day following the First Closing
  Date
On or after the 91st day following the                  85%
  First Closing Date and prior to the
  181st day following the First Closing
  Date
On or after the 181st day following the                 81%
  First Closing Date

     D. "CONVERSION PRICE" means the lower of the Fixed Conversion Price and the Variable Conversion Price, each in effect as of such date and subject to adjustment as provided herein.

     E. "FIRST CLOSING DATE" means the date of the first closing under that certain Securities Purchase Agreement by and among the Corporation and the purchasers named therein with respect to the initial issuance of the Series K Preferred Stock (the "SECURITIES PURCHASE AGREEMENT").

     F. "FIXED CONVERSION PRICE" means $2.00 and shall be subject to adjustment as provided herein.

     G. "N" means the number of days from, but excluding, the date of original issuance of such share of Series K Preferred Stock.

     H. "PREMIUM" means an amount equal to (.07)X(N/365)X(1,000).

     I. "VARIABLE CONVERSION PRICE" means, as of any date of determination, the amount obtained by multiplying the Conversion Percentage then in effect by the lowest Closing Price for the Corporation's Common Stock, par value $.0001 per share ("COMMON STOCK") on any single trading day during the ten (10) consecutive trading days ending on the trading day immediately preceding such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such ten (10) trading day period), and shall be subject to adjustment as provided herein.

                                 IV. CONVERSION

     A. Conversion at the Option of the Holder. (i) Subject to the limitations on conversions contained in Paragraph C of this Article IV, each holder of shares of Series K Preferred Stock may, at any time and from time to time, convert (an "OPTIONAL CONVERSION") each of its shares of Series K Preferred Stock into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula if the Corporation timely redeems the Premium thereon in cash in accordance with subparagraph (ii) below:

                                    1,000
                              -----------------
                               CONVERSION PRICE

or in accordance with the following formula if the Corporation does not timely redeem the Premium thereon in accordance with subparagraph (ii) below:

                             1,000 + THE PREMIUM
                             --------------------
                               CONVERSION PRICE

     (ii) (a) The Corporation shall have the right, in its sole discretion, upon receipt of a Notice of Conversion or in the event of a Required Conversion at Maturity, to redeem any portion of the Premium subject to such conversion for a sum of cash equal to the amount of the Premium being so redeemed. All cash redemption payments hereunder shall be paid in lawful money of the United States of America at such address for the holder as appears on the record books of the Corporation (or at such other address as such holder shall hereafter give to the Corporation by written notice). In the event the Corporation so elects to redeem all or any portion of the Premium in cash and fails to pay such holder the applicable redemption amount to which such holder is entitled by depositing a check in the U.S. Mail to such holder within three (3) business days of receipt by the Corporation of a notice of Conversion (in the case of a redemption in connection with an Optional Conversion) or the Maturity Date (in the case of a redemption in connection with a Required Conversion at Maturity), the Corporation shall thereafter forfeit its right to redeem such Premium in cash and such Premium shall thereafter be converted into shares of Common Stock in accordance with Article IV.A(i).

     (b) Each holder of Series K Preferred Stock shall have the right to require the Corporation to provide advance notice to such holder stating whether the Corporation will elect to redeem all or any portion of the Premium in cash pursuant to the Corporation's redemption rights discussed in subparagraph (a) of this Article IV.A(ii). A holder may exercise such right from time to time by sending notice (an "ELECTION NOTICE") to the Corporation, by facsimile, requesting that the Corporation disclose to such holder whether the Corporation would elect to redeem any portion of the Premium for cash in lieu of issuing Common Stock therefor if such holder were to exercise its right of conversion pursuant to this Article IV.A. The Corporation shall, no later than the close of business on the next business day following receipt of an Election Notice, disclose to such holder whether the Corporation would elect to redeem any portion of a Premium in connection with a conversion pursuant to a Notice of Conversion delivered over the subsequent five (5) business day period. If the Corporation does not respond to such holder within such one (1) business day period via facsimile, the Corporation shall, with respect to any conversion pursuant to a Conversion Notice delivered within the subsequent five (5) business day period, forfeit its right to redeem such Premium in accordance with subparagraph (a) of this Article IV.A(ii) and shall be required to convert such Premium into shares of Common Stock.

     B. Mechanics of Conversion. In order to effect an Optional Conversion, a holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation or the transfer agent for the Common Stock and
(y) surrender or cause to be surrendered the original certificates representing the Series K Preferred Stock being converted (the "PREFERRED STOCK CERTIFICATES"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation or the transfer agent. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a holder, the Corporation shall immediately send, via facsimile, a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Corporation or the transfer agent as provided above, or the holder notifies the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed (subject to the requirements of Article XIV.B).

          (i) Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates from a holder of Series K Preferred Stock accompanied by a Notice of Conversion, the Corporation shall, no later than the second business day following the later of (a) the Conversion Date and
     (b) the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article XIV.B) (the "DELIVERY PERIOD"), issue and deliver to the holder (x) that number of shares of Common Stock issuable upon conversion of such shares of Series K Preferred Stock being converted and (y) a certificate representing the number of shares of Series K Preferred Stock not being converted, if any. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Corporation shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

          (ii) Taxes. The Corporation shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series K Preferred Stock.

          (iii) No Fractional Shares. If any conversion of Series K Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series K Preferred Stock shall be the next higher whole number of shares.

          (iv) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

     C. Limitations on Conversions. The conversion of shares of Series K Preferred Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

          (i) Cap Amount. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded, in no event shall the total number of shares of Common Stock issued upon conversion of the Series K Preferred Stock exceed the maximum number of shares of Common Stock that the Corporation can so issue pursuant to Rule 4460(i) of the Nasdaq (or any successor rule) (the "CAP AMOUNT"). The Cap Amount shall be allocated pro-rata to the holders of Series K Preferred Stock as provided in Article XIV.C. In the event the Corporation is prohibited from issuing shares of Common Stock as a result of the operation of this subparagraph (i), the Corporation shall comply with Article VII.

          (ii) No Five Percent Holders. Except in a Required Conversion at Maturity, in no event shall a holder of shares of Series K Preferred Stock be entitled to receive shares of Common Stock upon a conversion to the extent that the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (exclusive of shares issuable upon conversion of the unconverted portion of the shares of Series K Preferred Stock or the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series K Preferred Stock with respect to which the determination of this subparagraph is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (x) above. The restriction contained in this subparagraph (ii) shall not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the Common Stock and each holder of Series K Preferred Stock shall approve such alteration, amendment, deletion or change.

     D. Required Conversion at Maturity. Subject to the limitations set forth in Paragraph C(i) of this Article IV and provided all shares of Common Stock issuable upon conversion of all outstanding shares of Series K Preferred Stock are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") for resale by the holders of such shares of Series K Preferred Stock and (iii) eligible to be traded on either the Nasdaq, the New York Stock Exchange or the American Stock Exchange, each share of Series K Preferred Stock issued and outstanding on the fourth anniversary of the First Closing Date (the "MATURITY DATE"), automatically shall be converted into shares of Common Stock on such date in accordance with the conversion formulas set forth in Paragraph A of this Article IV (the "REQUIRED CONVERSION AT MATURITY"). If the Required Conversion at Maturity occurs, the Corporation and the holders of Series K Preferred Stock shall follow the applicable conversion procedures set forth in Paragraph B of this Article IV; provided, however, that the holders of Series K Preferred Stock are not required to deliver a Notice of Conversion to the Corporation or its transfer agent.

                    V. RESERVATION OF SHARES OF COMMON STOCK

     A. Reserved Amount. Upon the initial issuance of the shares of Series K Preferred Stock, the Corporation shall reserve 12,500,000 shares of the authorized but unissued shares of Common Stock for issuance upon conversion of the Series K Preferred Stock and thereafter the number of authorized but unissued shares of Common Stock so reserved (the "RESERVED AMOUNT") shall not be decreased and shall at all times be sufficient to provide for the conversion of the Series K Preferred Stock outstanding at the then current Conversion Price. The Reserved Amount shall be allocated to the holders of Series K Preferred Stock as provided in Article XIV.C.

     B. Increases to Reserved Amount. If the Reserved Amount for any three (3) consecutive trading days (the last of such three (3) trading days being the "AUTHORIZATION TRIGGER DATE") shall be less than 135% of the number of shares of Common Stock issuable upon conversion of the Series K Preferred Stock on such trading days, the Corporation shall immediately notify the holders of Series K Preferred Stock of such occurrence and shall take immediate action (including, if necessary, seeking shareholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 200% of the number of shares of Common Stock then issuable upon conversion of the outstanding Series K Preferred Stock. In the event the Corporation fails to so increase the Reserved Amount within ninety (90) days after an Authorization Trigger Date, each holder of Series K Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to purchase for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B), a portion of the holder's Series K Preferred Stock such that, after giving effect to such purchase, the holder's allocated portion of the Reserved Amount exceeds 135% of the total number of shares of Common Stock issuable to such holder upon conversion of its Series K Preferred Stock. If the Corporation fails to redeem any of such shares within ten (10) business days after its receipt of a Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

                       VI. FAILURE TO SATISFY CONVERSIONS

     A. Conversion Default Payments. If, at any time, (x) a holder of shares of Series K Preferred Stock submits a Notice of Conversion and the Corporation fails for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and VII) to deliver, on or prior to the fourth business day following the expiration of the Delivery Period for such conversion, such number of freely tradeable shares of Common Stock to which such holder is entitled upon such conversion, or (y) the Corporation provides notice to any holder of Series K Preferred Stock at any time of its intention not to issue freely tradeable shares of Common Stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount) (each of
(x) and (y) being a "CONVERSION DEFAULT"), then the Corporation shall pay to the affected holder, in the case of a Conversion Default described in clause (x) above, and to all holders, in the case of a Conversion Default described in clause (y) above, payments for the first ten (10) business days following the expiration of the Delivery Period, in the case of a Conversion Default described in clause (x), and for the first ten (10) business days following a Conversion Default described in clause (y), an amount equal to $500 per day. Notwithstanding the foregoing, in no event shall the Company be deemed to have committed a Conversion Default at any time prior to the Registration Deadline or during an Excluded Period (as such terms are defined in the Registration Rights Agreement (as defined herein)) solely because the shares of Common Stock issued upon a conversion of Series K Preferred Stock were not freely tradeable. In the event any Conversion Default continues beyond such ten (10) business day period, the Corporation shall pay to the holder an additional amount equal to:

                     (.24) X (D/365) X (the Default Amount)

where:

     "D" means the number of days after the expiration of the ten (10) business day period described above through and including the Default Cure Date;

     "DEFAULT AMOUNT" means (i) the total Face Amount of all shares of Series K Preferred Stock held by such holder plus (ii) the total accrued Premium as of the first day of the Conversion Default on all shares of Series K Preferred Stock included in clause (i) of this definition; and

     "DEFAULT CURE DATE" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Corporation effects the conversion of the full number of shares of Series K Preferred Stock and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Corporation begins to issue freely tradeable Common Stock in satisfaction of all conversions of Series K Preferred Stock in accordance with
Article IV.A.

     The payments to which a holder shall be entitled pursuant to this Paragraph A are referred to herein as "CONVERSION DEFAULT PAYMENTS." A holder may elect to receive accrued Conversion Default Payments in cash or to convert all or any portion of such accrued Conversion Default Payments, at any time, into Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Conversion Default through the Conversion Date for such conversion. In the event a holder elects to receive any Conversion Default Payments in cash, it shall so notify the Corporation in writing. Such payment shall be made in accordance with and be subject to the provisions of Article XIV.E. In the event a holder elects to convert all or any portion of the Conversion Default Payments into Common Stock, the holder shall indicate on a Notice of Conversion such portion of the Conversion Default Payments which such holder elects to so convert and such conversion shall otherwise be effected in accordance with the provisions of Article IV.

     B. Adjustment to Conversion Price. If a holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of Series K Preferred Stock for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and
VII), then the Fixed Conversion Price in respect of any shares of Series K Preferred Stock held by such holder shall thereafter be the lesser of (i) the Fixed Conversion Price on the Conversion Date specified in the Notice of Conversion which resulted in the Conversion Default and (ii) the lowest Conversion Price in effect during the period beginning on, and including, such Conversion Date through and including the day such shares of Common Stock are delivered to the holder. If there shall occur a Conversion Default of the type described in clause (y) of Article VI.A, then the Fixed Conversion Price with respect to any conversion thereafter shall be the lowest Conversion Price in effect at any time during the period beginning on, and including, the date of the occurrence of such Conversion Default through and including the Default Cure Date. The Fixed Conversion Price shall thereafter be subject to further adjustment for any events described in Article XI.

     C. Buy-In Cure. Unless the Corporation has notified the applicable holder in writing prior to the delivery by such holder of a Notice of Conversion that the Corporation is unable to honor conversions, if (i) the Corporation fails for any reason to deliver during the Delivery Period shares of Common Stock to a holder upon a conversion of shares of Series K Preferred Stock and (ii) after the applicable Delivery Period with respect to such conversion, such holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such holder of the shares of Common Stock (the "SOLD SHARES") which such holder anticipated receiving upon such conversion (a "BUY-IN"), the Corporation shall pay such holder (in addition to any other remedies available to the holder) the amount by which (x) such holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the net proceeds received by such holder from the sale of the Sold Shares. For example, if a holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for $10,000, the Corporation will be required to pay the holder $1,000. A holder shall provide the Corporation written notification indicating any amounts payable to such holder pursuant to this Paragraph C. The Corporation shall make any payments required pursuant to this Paragraph C in accordance with and subject to the provisions of Article XIV.E.

     D. Redemption Right. If the Corporation fails, and such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the holder, for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and VII) to issue shares of Common Stock within ten (10) business days after the expiration of the Delivery Period with respect to any conversion of Series K Preferred Stock, then the holder may elect at any time and from time to time prior to the Default Cure Date for such Conversion Default, by delivery of a Redemption Notice (as defined in Article VIII.C) to the Corporation, to have all or any portion of such holder's outstanding shares of Series K Preferred Stock purchased by the Corporation for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B). If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of a Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

                  VII. INABILITY TO CONVERT SHARES OF SERIES K
                       PREFERRED STOCK DUE TO CAP AMOUNT

     A. Obligation to Cure. If at any time the then unissued portion of any holder's Cap Amount is less than 135% of the number of shares of Common Stock then issuable upon conversion of such holder's shares of Series K Preferred Stock (a "TRADING MARKET TRIGGER EVENT"), the Corporation shall immediately notify the holders of Series K Preferred Stock of such occurrence and shall take immediate action (including, if necessary, seeking the approval of its shareholders to authorize the issuance of the full number of shares of Common Stock which would be issuable upon the conversion of Series K Preferred Stock but for the Cap Amount) to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to issue shares of Common Stock in excess of the Cap Amount. In the event the Corporation fails to eliminate all such prohibitions within ninety (90) days after the Trading Market Trigger Event, each holder of Series K Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to purchase for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B), a portion of the holder's Series K Preferred Stock such that, after giving effect to such purchase, the then unissued portion of such holder's Cap Amount on the date of such Redemption Notice exceeds 135% of the total number of shares of Common Stock then issuable to such holder upon conversion of its Series K Preferred Stock. If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of a Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

     B. Remedies. If the Corporation fails to eliminate the applicable prohibitions within the ninety (90) day cure period referred to in Paragraph A of this Article VII and thereafter the Corporation is prohibited, at any time, from issuing shares of Common Stock upon conversion of Series K Preferred Stock to any holder because such issuance would exceed the then unissued portion of such holder's Cap Amount because of applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its securities, any holder who is so prohibited from converting its Series K Preferred Stock may elect any or both of the following additional remedies:

          (i) to require, with the consent of holders of at least fifty percent (50%) of the outstanding shares of Series K Preferred Stock (including any shares of Series K Preferred Stock held by the requesting holder), the Corporation to terminate the listing of its Common Stock on the Nasdaq (or any other stock exchange, interdealer quotation system or trading market) and to cause its Common Stock to be eligible for trading on the Nasdaq SmallCap Market or on the over-the-counter electronic bulletin board, at the option of the requesting holder; or

          (ii) to require the Corporation to issue shares of Common Stock in accordance with such holder's Notice of Conversion at a conversion price equal to the average of the Closing Prices of the Common Stock for the five
     (5) consecutive trading days (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such five (5) trading day period) preceding the date of the holder's written notice to the Corporation of its election to receive shares of Common Stock pursuant to this subparagraph (ii).

                     VIII. REDEMPTION DUE TO CERTAIN EVENTS

     A. Redemption by Holder. In the event (each of the events described in clauses (i)-(v) below after expiration of the applicable cure period (if any) being a "REDEMPTION EVENT"):

          (i) the Common Stock (including any of the shares of Common Stock issuable upon conversion of the Series K Preferred Stock) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the New York Stock Exchange, the American Stock Exchange, the Nasdaq Small Cap Market or Nasdaq for an aggregate of ten (10) trading days in any nine (9) month period;

          (ii) the Registration Statement required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement entered into in connection with and pursuant to the Securities Purchase Agreement (the "REGISTRATION RIGHTS AGREEMENT"), has not been declared effective by January 31, 1998 or such Registration Statement, after being declared effective, cannot be utilized by the holders of Series K Preferred Stock for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate of more than thirty
     (30) days after June 30, 1998;

          (iii) the Corporation fails, and any such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the holder, to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Series K Preferred Stock upon conversion of the Series K Preferred Stock as and when required by the Securities Purchase Agreement or the Registration Rights Agreement;

          (iv) the Corporation provides notice to any holder of Series K Preferred Stock, including by way of public announcement, at any time, of its intention not to issue shares of Common Stock to any holder of Series K Preferred Stock upon conversion in accordance with the terms of this Certificate of Designation (other than due to the circumstances contemplated by Articles V or VII for which the holders shall have the remedies set forth in such Articles);

          (v) the Corporation shall:

             (a) sell, convey or dispose of all or substantially all of its assets;

             (b) merge, consolidate or engage in any other business combination with any other entity (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation); or

             (c) have fifty percent (50%) or more of the voting power of its capital stock owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended);

then, upon the occurrence of any such Redemption Event, each holder of shares of Series K Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Paragraph C below) to the Corporation while such Redemption Event continues, to require the Corporation to purchase for cash any or all of the then outstanding shares of Series K Preferred Stock held by such holder for an amount per share equal to the Redemption Amount (as defined in Paragraph B below) in effect at the time of the redemption hereunder. For the avoidance of doubt, the occurrence of any event described in clauses (i), (ii), (iv) or (v) above shall immediately constitute a Redemption Event and there shall be no cure period.

     B. Definition of Redemption Amount. The "REDEMPTION AMOUNT" with respect to a share of Series K Preferred Stock means an amount equal to:

                               V
                              ----    X      M
                               CP

where:

     "V" means the face amount thereof plus the accrued Premium thereon and all Conversion Default Payments (if any) with respect thereto through the date of redemption;

     "CP" means the Conversion Price in effect on the date of the Redemption Notice; and

     "M" means the highest Closing Price of the Corporation's Common Stock during the period beginning on the date of the Redemption Notice and ending on the date of the redemption.

     C. Redemption Defaults. If the Corporation fails to pay any holder the Redemption Amount with respect to any share of Series K Preferred Stock within ten (10) business days of its receipt of a notice requiring such redemption (a "REDEMPTION NOTICE"), then the holder of Series K Preferred Stock delivering such Redemption Notice (i) shall be entitled to interest on the Redemption Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law from the date of the Redemption Notice until the date of redemption hereunder, and (ii) shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of Paragraph A of Article IV) all or any portion of the Redemption Amount, plus interest as aforesaid, into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Redemption Notice and ending on the Conversion Date with respect to the conversion of such Redemption Amount. In the event the Corporation is not able to redeem all of the shares of Series K Preferred Stock subject to Redemption Notices, the Corporation shall redeem shares of Series K Preferred Stock from each holder pro rata, based on the total number of shares of Series K Preferred Stock included by such holder in the Redemption Notice relative to the total number of shares of Series K Preferred Stock in all of the Redemption Notices.

     D. Redemption by Corporation.

          (i) The Corporation shall have the right, at any time and provided the Corporation is not in material violation of any of its obligations under this Certificate of Designation, the Securities Purchase Agreement or the Registration Rights Agreement, to redeem (an "OPTIONAL REDEMPTION") all (but not less than all) of the then outstanding Series K Preferred Stock (other than Series K Preferred Stock which is the subject of a Notice of Conversion delivered prior to the delivery date of the Optional Redemption Notice (as defined in subparagraph
     (iii) below)) for a price per share equal to the Optional Redemption Amount (as defined below) which right shall be exercisable only one time while any Series K Preferred Stock is outstanding by the Corporation in its sole discretion by delivery of an Optional Redemption Notice in accordance with the redemption procedures set forth below. Holders of Series K Preferred Stock may not convert any shares of Series K Preferred Stock selected for redemption hereunder into Common Stock at any time or on prior to the Effective Date of Redemption designated by the Corporation in the Optimal Redemption Notice pursuant to subparagraph (iii). The "OPTIONAL REDEMPTION AMOUNT" with respect to each share of Series K Preferred Stock means the greater of (a) 100% multiplied by the sum of (I) the Face Amount thereof plus (II) the accrued Premium thereon and all Conversion Default Payments (if any) with respect thereto through the date of redemption, and (b) the Benefit of the Bargain (as defined below).

          (ii) The "BENEFIT OF THE BARGAIN" with respect to a share of Series K Preferred Stock means an amount equal to:

                               V
                             ----     X      M
                               CP

where:

     "V" means the face amount thereof plus the accrued Premium thereon and all Conversion Default Payments (if any) with respect thereto through the date of redemption;

     "CP" means the Conversion Price in effect on the date of the Optional Redemption Notice; and

     "M" means the volume weighted average sales price of the Corporation's Common Stock on the trading day immediately preceding the date of the Optional Redemption Notice.

          (iii) The Corporation shall effect each redemption under this Section VIII.D by giving at least five (5) business days but not more than ten (10) business days prior written notice (the "OPTIONAL REDEMPTION NOTICE") of the date which such redemption is to become effective (the "EFFECTIVE DATE OF REDEMPTION"), the shares of Series K Preferred Stock selected for redemption and the Optional Redemption Amount to (i) the holders of Series K Preferred Stock selected for redemption at the address and facsimile number of such holder appearing in the Corporation's register for the Series K Preferred Stock and (ii) the transfer agent for the Common Stock, which Optional Redemption Notice shall be deemed to have been delivered on the business day after the Corporation's fax (with a copy sent by overnight courier to the holders of Series K Preferred Stock) of such notice to the holders of Series K Preferred Stock.

          (iv) The Optional Redemption Amount shall be paid to the holder of the Series K Preferred Stock being redeemed within three (3) business days of the Effective Date of Redemption; provided, however, that the Corporation shall not be obligated to deliver any portion of the Optional Redemption Amount until either the certificates evidencing the Series K Preferred Stock being redeemed are delivered to the office of the Corporation or the transfer agent, or the holder notifies the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed and delivers the documentation in accordance with Article XIV.B hereof. Notwithstanding anything herein to the contrary, in the event that the certificates evidencing the Series K Preferred Stock being redeemed are not delivered to the Corporation or the transfer agent prior to the third business day following the Effective Date of Redemption, the redemption of the Series K Preferred Stock pursuant to this Article VIII.D shall still be deemed effective as of the Effective Date of Redemption and the Optional Redemption Amount shall be paid to the holder of Series K Preferred Stock being redeemed within five (5) business days of the date the certificates evidencing the Series K Preferred Stock being redeemed are actually delivered to the Corporation or the transfer agent.

          (v) If the Corporation fails to pay, when due and owing, any Optional Redemption Amount, then the holder of Series K Preferred Stock entitled to receive such Optional Redemption Amount shall have the right, at any time and from time to time during the twenty (20) trading day period following the Effective Date of Redemption (the "Optional Redemption Amount Conversion Period"), to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of paragraph A of Article IV) any or all of the shares of Series K Preferred Stock which are the subject of such redemption, into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date the Corporation elected to redeem such shares of Series K Preferred Stock and ending on expiration of the Optional Redemption Amount Conversion Period. From and after the expiration of the Optional Redemption Amount Conversion Period, the holders may convert Series K Preferred Stock at the Conversion Price then in effect and in accordance with Article IV. In addition, if the Corporation fails to pay an Optional Redemption Amount when due and owing, the Corporation shall pay the holder interest on such Optional Redemption Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law from the date the Corporation elected to redeem such shares of Series K Preferred Stock until the later of the Effective Date of Redemption or the date the Corporation notifies the holder that it will not redeem the shares the Series K Preferred Stock selected for redemption by the Corporation. If a holder is entitled to interest pursuant to this subparagraph (v), the holder will not be entitled to interest under Article XIV.E for the Corporation's failure to timely pay any Optional Redemption Amount hereunder.

                                    IX. RANK

     All shares of the Series K Preferred Stock shall rank (i) prior to the Corporation's Common Stock; (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series K Preferred Stock obtained in accordance with Article XIII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series K Preferred Stock) (collectively with the Common Stock, "JUNIOR SECURITIES"); (iii) pari passu with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series K Preferred Stock obtained in accordance with Article XIII hereof) specifically ranking, by its terms, on parity with the Series K Preferred Stock (the "PARI PASSU SECURITIES"); (iv) junior to the Corporations Series A Cumulative Convertible Preferred Stock, par value $.0001 per share, the Series F-1, F-2, F-3 and F-4 Convertible Preferred Stock, par value $.0001 per share and the Corporation's Series H Convertible Preferred Stock, par value $.0001 per share (collectively the "EXISTING PREFERRED STOCK") and (v) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series K Preferred Stock obtained in accordance with Article XIII hereof) specifically ranking, by its terms, senior to the Series K Preferred Stock (collectively, with the Existing Preferred Stock, the "SENIOR SECURITIES"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                           X. LIQUIDATION PREFERENCE

     A. If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (a "LIQUIDATION EVENT"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series K Preferred Stock shall have received the Liquidation Preference with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series K Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series K Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

     B. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation.

     C. The "LIQUIDATION PREFERENCE" with respect to a share of Series K Preferred Stock means an amount equal to the Face Amount thereof plus the accrued Premium thereon through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

                    XI. ADJUSTMENTS TO THE CONVERSION PRICE

     The Conversion Price shall be subject to adjustment from time to time as follows:

     A. Stock Splits, Stock Dividends, Etc. If at any time on or after the First Closing Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation's transfer agent of such change on or before the effective date thereof.

     B. Adjustment Due to Merger, Consolidation, Etc. If, at any time after the First Closing Date, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) - (iv) above being a "FUNDAMENTAL CHANGE"), then the holders of Series K Preferred Stock shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Fundamental Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion (without giving effect to the limitations contained in Article IV.C) had such Fundamental Change not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of the holders of the Series K Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series K Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any transaction described in this Paragraph B unless (i) each holder of Series K Preferred Stock has received written notice of such transaction at least thirty (30) days prior thereto, but in no event later than ten (10) days prior to the record date for the determination of shareholders entitled to vote with respect thereto, and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this Paragraph B. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the shares of Series K Preferred Stock outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges. For purposes of this Paragraph B, the sale of the capital stock or assets of Dorotech, S.A. as contemplated by that certain Purchase Agreement dated December 31, 1996 by and between the Company and CDR Enterprises shall not constitute a sale of all or substantially all of the Company's assets.

     C. Adjustment Due to Distribution. If at any time after the First Closing Date the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e. a spin- off)) (a "DISTRIBUTION"), then the holders of Series K Preferred Stock shall be entitled, upon any conversion of shares of Series K Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion (without giving effect to the limitations contained in Article IV.C) had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

     D. Purchase Rights. If at any time after the Closing Date, the Corporation issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "PURCHASE RIGHTS") pro rata to the record holders of any class of Common Stock, then the holders of Series K Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series K Preferred Stock (without giving effect to the limitations contained in Article IV.C) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     E. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article XI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series K Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series K Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series K Preferred Stock.

                               XII. VOTING RIGHTS

     The holders of the Series K Preferred Stock have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law (the "BUSINESS CORPORATION LAW"), in this Article XII and in Article XIII below.

     Notwithstanding the above, the Corporation shall provide each holder of Series K Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). If the Corporation takes a record of its shareholders for the purpose of determining shareholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

     To the extent that under the Business Corporation Law the vote of the holders of the Series K Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series K Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series K Preferred Stock (except as otherwise may be required under the Business Corporation Law) shall constitute the approval of such action by the class. To the extent that under the Business Corporation Law holders of the Series K Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series K Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (without giving effect to the limitations contained in Article IV.C) using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated.

                          XIII. PROTECTION PROVISIONS

     So long as any shares of Series K Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the Business Corporation Law) of the holders of at least a majority of the then outstanding shares of Series K Preferred Stock:

          (a) alter or change the rights, preferences or privileges of the Series K Preferred Stock;

          (b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series K Preferred Stock;

          (c) create any new class or series of capital stock having a preference over the Series K Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article IX hereof, "SENIOR SECURITIES");

          (d) create any new class or series of capital stock ranking pari passu with the Series K Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article IX hereof, "PARI PASSU SECURITIES");

          (e) increase the authorized number of shares of Series K Preferred Stock;

          (f) issue any shares of Series K Preferred Stock other than pursuant to the Securities Purchase Agreement;

          (g) issue any additional shares of Senior Securities; or

          (h) redeem, or declare or pay any cash dividend or distribution on, any Junior Securities.

If holders of at least a majority of the then outstanding shares of Series K Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series K Preferred Stock pursuant to subsection (a) above, then the Corporation shall deliver notice of such approved change to the holders of the Series K Preferred Stock that did not agree to such alteration or change (the "DISSENTING HOLDERS") and the Dissenting Holders shall have the right, for a period of thirty (30) days, to convert pursuant to the terms of this Certificate of Designation as they existed prior to such alteration or change or to continue to hold their shares of Series K Preferred Stock.

                               XIV. MISCELLANEOUS

     A. Cancellation of Series K Preferred Stock. If any shares of Series K Preferred Stock are converted pursuant to Article IV, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Series K Preferred Stock.

     B. Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series K Preferred Stock.

     C. Allocations of Cap Amount and Reserved Amount. The initial Cap Amount and Reserved Amount shall be allocated pro rata among the holders of Series K Preferred Stock based on the number of shares of Series K Preferred Stock issued to each holder. Each increase to the Cap Amount and Reserved Amount shall be allocated pro rata among the holders of Series K Preferred Stock based on the number of shares of Series K Preferred Stock held by each holder at the time of the increase in the Cap Amount or Reserved Amount, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series K Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Reserved Amount. Any portion of the Cap Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Series K Preferred Stock shall be allocated to the remaining holders of shares of Series K Preferred Stock, pro rata based on the number of shares of Series K Preferred Stock then held by such holders.

     D. [Intentionally Omitted]

     E. Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to a holder under this Certificate of Designation (as a Conversion Default Payment, upon redemption or otherwise), such cash payment shall be made to the holder within five (5) business days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five (5) business day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law until such amount is paid in full to the holder.

     F. Status as Stockholder. Upon submission of a Notice of Conversion by a holder of Series K Preferred Stock, the shares covered thereby shall be deemed converted into shares of Common Stock and the holder's rights as a holder of such converted shares of Series K Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the tenth
(10th) business day after the expiration of the Delivery Period with respect to a conversion of Series K Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock) the holder shall regain the rights of a holder of Series K Preferred Stock with respect to such unconverted shares of Series K Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares to the holder. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Article VI.A to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Article VI.B) for the Corporation's failure to convert Series K Preferred Stock.

     G. Remedies Cumulative. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series K Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, the holders of Series K Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf
of the Corporation this      day of July, 1997.

                                          NETWORK IMAGING CORPORATION

                                          By:

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
               in order to Convert the Series K Preferred Stock)

     The undersigned hereby irrevocably elects to convert            shares of
Series K Preferred Stock (the "CONVERSION"), represented by stock certificate Nos(s). ____________ (the "PREFERRED STOCK CERTIFICATES") into shares of common stock ("COMMON STOCK") of Network Imaging Corporation (the "CORPORATION") according to the conditions of the Certificate of Designations, Preferences and Rights of Series K Convertible Preferred Stock (the "CERTIFICATE OF DESIGNATION"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

     The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series K Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

[ ] The undersigned hereby requests that the Corporation electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the
    account of the undersigned's Prime Broker (which is                     )
    with DTC through its Deposit Withdrawal Agent Commission System.

                                          Date of Conversion:
                                                             -------------------
                                          Applicable Conversion Price:
                                                                      ----------
                                          Amount of Conversion Default Payments
                                          to be Converted, if any:
                                                                  --------------
                                          Number of Shares of Common Stock to be
                                          Issued:
                                                 -------------------------------
                                          Signature:
                                                    ----------------------------
                                          Name:
                                               ---------------------------------
                                          Address:
                                                  ------------------------------

* The Corporation is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its transfer agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than the later of (a) two (2) business days following receipt of this Notice of Conversion and (b) delivery of the original Preferred Stock Certificates (or evidence of loss, theft or destruction thereof) and shall make payments pursuant to the Certificate of Designation for the failure to make timely delivery.

                                                                      APPENDIX B

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                          NETWORK IMAGING CORPORATION

     NETWORK IMAGING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

          FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article FOURTH of the Certificate of Incorporation in its entirety and substituting therefor the following:

        FOURTH: The corporation shall be authorized to issue two classes of stock to be designated respectively "Common" and "Preferred." The total number of shares of Common Stock that the corporation shall have authority to issue shall be One Hundred Million (100,000,000), and the par value of each share of Common Stock shall be one one-hundredth of one cent ($.0001). The total number of shares of Preferred Stock that the corporation shall have authority to issue shall be Twenty Million (20,000,000), and the par value of each share of Preferred Stock shall be one one-hundredth of one cent ($.0001).

          SECOND: The capital of the Corporation will not be reduced under or by reason of this Amendment to the Certificate of Incorporation of the Corporation.

          THIRD: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted by the vote of the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attested by its duly authorized officers as of this
      day of                , 1997.

                                          NETWORK IMAGING CORPORATION

                                          By:
                                          --------------------------------------
                                            James J. Leto
                                            President

ATTEST:

------------------------------------------------------
Julia A. Bowen
Assistant Secretary

                          NETWORK IMAGING CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints James J. Leto and Jorge R. Forgues, and each of them individually, each with full power of substitution, as the lawful proxies of the undersigned and hereby authorizes them to represent and to vote as designated on the reverse all shares of common stock, $0.0001 par value per share ("Common Stock"), of Network Imaging Corporation ("Company") that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company ("Special Meeting") to be held on Monday, November 17, 1997, and at any adjournment or postponement thereof.

        The undersigned acknowledges that receipt of the Notice of Special Meeting of Stockholders and Proxy Statement for the Special Meeting. All other proxies heretofore given by the undersigned to vote shares of Common Stock are expressly revoked.

                         (TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                        SPECIAL MEETING OF STOCKHOLDERS
                          NETWORK IMAGING CORPORATION

                               NOVEMBER 17, 1997





                Please Detach and Mail in the Envelope Provided


/X/  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE




   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE MATTERS LISTED ABOVE.

   Whether or not you plan to attend the Special Meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

                                                                            FOR      AGAINST    ABSTAIN

1.  Approve the issuance of shares of the Company's                         /  /      /  /      /  /
    Common Stock issuable in connection with the
    Company's Series K Convertible Preferred Stock,
    on exercise of warrants to purchase shares of
    Common Stock at an exercise price of $2.40 per share and
    on exercise of warrants to purchase shares of Common Stock at an exercise price of $1.825 per share under Nasdaq Rule
    4480(i)(1)(D).

                                                                             FOR      AGAINST    ABSTAIN

2.  Approve the issuance of shares of Common Stock issuable in              /  /      /  /      /  /
    connection with the Company's 8% Convertible Notes due
    July 8, 2002 in aggregate principal amount of $1.4 million
    ("Convertible Notes") and an exercise of the warrants to
    purchase $8,000 shares of Common Stock at an exercise price of $1.870 per share issued in connection with the Convertible
    Notes under Nasdaq Rule 4480(i)(1)(D).

                                                                            FOR      AGAINST    ABSTAIN

3.  Amend the Company's Certificate of Incorporation to increase            /  /      /  /      /  /
    the number of authorized shares of Common Stock from 50,000,000 to 100,000,000.


4. In their discretion on such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Signature of Shareholder
                        --------------------------------

Signature of Additional Shareholder(s)                   Dated:          , 1997
                                      ------------------         --------